EXHIBIT 4 6.
















                                 $300,000,000

                               CREDIT AGREEMENT


                                  dated as of
                               December 4, 1992

                                     among

                             CBI INDUSTRIES, INC.,

                            THE BANKS LISTED HEREIN

                                      and

                            IBIS INVESTMENTS, INC.
                             as Bid Advance Agent




                               TABLE OF CONTENTS

ARTICLE I  DEFINITIONS

      1.1   Defined Terms
      1.2   Computation of Time Periods
      1.3   Accounting Terms and Principles
      1.4   Specified Subsidiaries

ARTICLE II  THE SYNDICATED BORROWING FACILITY

      2.1   The Syndicated Borrowing Facility
      2.2   Making the Syndicated Advances

ARTICLE III  THE COMPETITIVE BID BORROWING FACILITY

      3.1   The Competitive Bid Borrowing Facility
      3.2   Competitive Bid Quote Request
      3.3   Invitation for Competitive Bid Quotes
      3.4   Submission and Contents of Competitive Bid Quotes
      3.5 Notice to the Company or a Specified Subsidiary, as applicable
      3.6 Acceptance and Notice by the Company or a Specified Subsidiary, as applicable
      3.7   Allocation by Bid Advance Agent
      3.8   Notification of Acceptances to the Affected Banks
      3.9   Funding of Competitive Bid Advances

ARTICLE IV  GENERAL TERMS

      4.1   Interest
            Base Rate Advances
            Adjusted CD Rate Advances
            Eurodollar Rate Advances
            Competitive Bid Advances
      4.2   Interest on Overdue Principal
      4.3   Interest Rate Determinations
      4.4   Commitment Fees
      4.5   Reduction of the Commitments
      4.6   Optional Prepayments
      4.7   The Notes
      4.8   Repayment
      4.9   Payments and Computations
      4.10  Effect of Notice of Borrowing
      4.11  Illegality; Interest Rate Inadequate or Unfair
      4.12  Increased Costs
      4.13  Performance of Banks' Obligations
      4.14  Taxes
      4.15  Effect of Failure to Borrow or Fund
      4.16  Termination and Prepayment with Respect to Any Bank
      4.17  Extensions of the Termination Date

ARTICLE V  CONDITIONS TO BORROWING

      5.1   All Borrowings
      5.2   Additional Conditions to First Borrowing by the Company
      5.3   All Borrowings by Specified Subsidiaries
      5.4   Additional Conditions to First Borrowing by Any Specified
            Subsidiary
      5.5   First Borrowing
      5.6   All Borrowings Prior to Termination of the 1988 Credit
            Agreement

ARTICLE VI  REPRESENTATIONS AND WARRANTIES

      6.1   Corporate Existence; Subsidiaries
      6.2   Corporate and Governmental Authorization; No Contravention
      6.3   Binding Effect
      6.4   Financial Information
      6.5   Litigation
      6.6   Taxes
      6.7   ERISA
      6.8   Regulation U
      6.9   Not an Investment Company
      6.10  No Default
      6.11  Compliance with Environmental Laws

ARTICLE VII  COVENANTS

      7.1   Corporate Existence, etc.
      7.2   Insurance
      7.3   Taxes, Claims for Labor and Materials, Compliance with Laws
      7.4   Maintenance, Etc
      7.5   Nature of Business
      7.6   Current Ratio
      7.7   Consolidated Tangible Net Worth
      7.8   Limitations on Debt
      7.9   Limitation on Liens
      7.10  Dividends, Stock Purchases
      7.11  Sale and Leasebacks
      7.12  Mergers, Consolidations and Sales of Assets
      7.13  Guaranties
      7.14  Investments
      7.15  Transactions with Affiliates
      7.16  Plan Termination
      7.17  Reports and Rights of Inspection
      7.18  Subsidiary Guaranty

ARTICLE VIII  EVENTS OF DEFAULT

      8.1   Events of Default

ARTICLE IX  THE BID ADVANCE AGENT

      9.1   Initial Bid Advance Agent
      9.2   Appointment; Delegation of Duties
      9.3   Exculpatory Provisions
      9.4   Reliance by Bid Advance Agent
      9.5   Non-Reliance on Bid Advance Agent and Other Banks
      9.6   Indemnification
      9.7   Agent in Its Individual Capacity
      9.8   Successor Bid Advance Agent

ARTICLE X  MISCELLANEOUS

      10.1  Amendments
      10.2  Notices, etc.
      10.3  No Waiver; Cumulative Remedies
      10.4  Costs and Expenses; Indemnification
      10.5  Right of Set-Off
      10.6  Sharing of Payments, etc.
      10.7  Binding Effect; Successors and Assigns
      10.8  Contingent Appointment of Agent
      10.9  Participation in Unfriendly Takeovers
      10.10 Governing Law
      10.11 Execution in Counterparts
      10.12 Limited Role of Banks
      10.13 Integration
      10.14 Severability

ARTICLE XI  GUARANTY

      11.1  Guaranty of Payment
      11.2  The Banks' Costs and Expenses
      11.3  Nature of Guaranty:  Continuing, Absolute, and Unconditional
      11.4  Certain Rights and Obligations
      11.5  Continuing Guaranty
      11.6  Guaranty of Performance


                            EXHIBITS AND SCHEDULES

Exhibit 1.4(a)    Form of Specified Subsidiary Agreement
Exhibit 2.2       Form of Notice of Syndicated Borrowing
Exhibit 3.2       Form of Competitive Bid Quote Request
Exhibit 3.4       Form of Competitive Bid Quote
Exhibit 3.6       Form of Notice of Copetitive Bid Borrowing
Exhibit 4.7(a)    Form of Syndicated Note
Exhibit 4.7(b)    Form of Competitive Bid Note
Exhibit 4.14(a)   Form of Tax Letter
Exhibit 4.14(b)   Form of Tax Letter
Exhibit 4.16(f)   Form of Successor Bank Agreement
Exhibit 5.2(e)    Form of Opinion of Company's Counsel
Exhibit 5.2(f)    Form of Opinion of Banks' Special Counsel
Exhibit 5.4(b)(1) Syndicated Note
Exhibit 5.4(b)(2) Competitive Bid Note
Exhibit 5.4(h)    Form of Opinion of Applicable Subsidiary's Counsel
Exhibit 5.5       Form of Subsidiary Guarantee
Exhibit 7.18      List of Subsidiaries for Subsidiary Guaranty
Exhibit 10.8      Contingency Agent Provisions

Schedule 6.1(b)   Subsidiaries
Schedule 7.8      Funded Debt
Schedule 7.12(c)  Investment Assets

                               CREDIT AGREEMENT


   CREDIT AGREEMENT dated as of December 4, 1992, among CBI INDUSTRIES, INC., a Delaware corporation (the "Company"), each Specified Subsidiary (as hereinafter defined) that becomes a party to this Agreement pursuant to
Section 1.4, the financial institutions listed on the signature pages of this Agreement under the heading "Banks" (such financial institutions and any successor financial institution that becomes a party to this Agreement pursuant to Section 4.16 or 10.7, hereinafter referred to as the "Banks"), and IBIS INVESTMENTS, INC., as initial bid advance agent hereunder (such bid advance agent and any successor bid advance agent appointed pursuant to
Section 9.8, hereinafter referred to as the "Bid Advance Agent").

   The Company, the Banks, and the Bid Advance Agent hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

   1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Absolute Rate" means, with respect to a Competitive Bid Advance offered or made by a given Bank for the relevant Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) relating to such Competitive Bid Advance.

   "Acquiring Person" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act")) who or which, together with all affiliates and associates (as defined in Rule 12b-2 under the Exchange Act), becomes, by way of any transaction not approved by resolution of a majority of Continuing Directors of the Company or the applicable Parent of the Company, the beneficial owner of the shares of the Company or such Parent having more than 50% of the total number of votes that may be cast for the election of directors of the Company or such Parent.

   "Adjusted CD Rate" means, for the Interest Period for each Adjusted CD
Rate Advance made by each Bank comprising part of the same Syndicated Borrowing, an interest rate per annum equal to the sum of: (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Company to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of two or more New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount approximately equal to the principal amount of such Reference Bank's Adjusted CD Rate Advance comprising part of such Syndicated Borrowing during such Interest Period and with a maturity approximately equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus (b) the Assessment Rate for such Interest Period. The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Syndicated Borrowing shall be determined by the Company on the basis of applicable rates furnished to and received by the Company from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 4.3.

   "Adjusted CD Rate Advance" means an Advance made or to be made by a Bank
(i) pursuant to Section 2.1 as an Adjusted CD Rate Advance in accordance with the applicable Notice of Syndicated Borrowing or (ii) pursuant to Section 4.11 as an Adjusted CD Rate Advance in substitution for a Fixed Rate Advance. Each Adjusted CD Rate Advance shall bear interest as provided in Section 4.1(b).

   "Adjusted CD Rate Reserve Percentage" means, for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Syndicated Borrowing, the percentage which is in effect on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with deposits exceeding five billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar non-personal time deposits of $100,000 or more in the United States and with a maturity equal to such Interest Period.

   "Adjusted Operating Earnings" means the gross revenues attributable to any asset less all operating expenses attributable to such asset, all determined in accordance with generally accepted accounting principles; provided that general corporate overhead shall not be included as an operating expense.

   "Advance" means a Syndicated Advance and/or a Competitive Bid Advance, as the context requires, including Permitted Advances.

   "Affiliate" means any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company, or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. None of the Banks nor any of their respective Affiliates shall, for purposes of this Agreement, be deemed to be Affiliates of the Company or any of its Subsidiaries.

   "Agreement" means this Credit Agreement, as amended, supplemented, or modified from time to time.

   "Applicable CD Margin" means for Adjusted CD Rate Advances the rate per annum determined in accordance with the following schedule:


                        Aggregate Principal Amount of
                        Outstanding Syndicated Advances

                                          more than $100
                                          million but not
Company                 $ 100 million     more than $200    more than $200
Credit Rating           or less           million           million
_____________           _____________     _______________   _______________
Baal (Moody's) and
BBB+ (S&P) or better
*[P-1 (Moody's) and A-2
(S&P) or P-2 (Moody's)
and A-1 (S&P)
or better]              0.5625%           0.625%            0.6875%

Below either Baal
(Moody's) or BBB+
(S&P) but not below
either Baa2 (Moody's)
or BBB (S&P) *[P-2
(Moody's) and
A-2 (S&P)]              0.625%            0.6875%           0.75%

Below either Baa2
(Moody's) or BBB (S&P)
but not below both
Baa3 (Moody's) and BBB-
(S&P) *[P-3 (Moody's)
and A-2 or A-3 (S&P)
or A-3 (S&P) and
P-2 or
P-3 (Moody's)]          0.6875%           0.75%             0.8125%

Below Baa3 (Moody's)
but not below BBB- (S&P)
or below BBB- (S&P)
but not below Baa3
(Moody's) *[P-3 (Moody's)
and "no rating" (S&P)
or "no rating" (Moody's)
and A-3 (S&P)]          0.75%             0.8125%           0.875%

Below both Baa3
(Moody's) and BBB-
(S&P) *["no rating"
(Moody's) and
"no rating" (S&P)]      0.8125%           0.875%            0.9375%

________________________
*Commercial Paper Credit Ratings to be utilized under the circumstances described in subparagraph (d) under the definition of "Credit Ratings."

   "Applicable Eurodollar Margin" means for Eurodollar Rate Advances the rate per annum determined in accordance with the following schedule:


                        Aggregate Principal Amount of
                        Outstanding Syndicated Advances

                                       more than $100
                                       million but not
Company             $ 100 million      more than $200  more than $200
Credit Rating       or less            million         million
_____________       _____________      _______________ _______________

Baal (Moody's) and
BBB+ (S&P) or better
*[P-1 (Moody's) and A-2
(S&P) or P-2 (Moody's)
and A-1 (S&P)
or better]          0.4375%            0.5%            0.5625%

Below either Baal
(Moody's) or BBB+ (S&P)
but not below either
Baa2 (Moody's) or BBB
(S&P) *[P-2 (Moody's)
and A-2 (S&P)]      0.5%               0.5625%         0.625%

Below either Baa2
(Moody's) or BBB (S&P)
but not below both
Baa3 (Moody's) and
BBB- (S&P) *[P-3 (Moody's)
and A-2 or A-3 (S&P)
or A-3 (S&P) and P-2
or P-3 (Moody's)]   0.5625%            0.625%          0.6875%

Below Baa3 (Moody's)
but not below BBB-
(S&P) or below BBB-
(S&P) but not below
Baa3 (Moody's) *[P-3
(Moody's) and "no rating"
(S&P) or "no rating"
(Moody's) and
A-3 (S&P)]          0.625%             0.6875%         0.75%

Below both Baa3
(Moody's) and BBB-
(S&P) *["no rating"
(Moody's) and
 "no rating" (S&P)] 0.6875%            0.75%           0.8125%
________________________
*Commercial Paper Credit Ratings to be utilized under the circumstances described in subparagraph (d) under the definition of "Credit Ratings."

   "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, such Bank's CD Lending Office in the case of an Adjusted CD Rate Advance, such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance, and such Bank's Competitive Bid Lending Office in the case of a Competitive Bid Advance.

   "Assessment Rate" means, for the Interest Period for each Adjusted CD Rate Advance comprising part of the same Syndicated Borrowing, the net annual assessment rate determined by The First National Bank of Chicago and furnished to the Company and each Bank on the first day of such Interest Period to be the then current annual assessment payable by The First National Bank of Chicago to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of The First National Bank of Chicago in the United States.

   "Available Commitment" means, with respect to any Bank at any time, an amount equal to (i) such Bank's Commitment at such time minus (ii) an amount equal to such Bank's ratable share, determined on the basis that such Bank's Commitment bears to all Commitments at such time, of the aggregate principal amount of all Competitive Bid Advances outstanding at such time.

   "Bank Cancellation Date" has the meaning assigned to that term in Section 4.12(b).

   "Bank Termination Date" has the meaning assigned to that term in Section
4.16.

   "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the rate of interest announced publicly by The First National Bank of Chicago, in Chicago, Illinois, from time to time, as its corporate base rate, and (ii) the Federal Funds Rate plus 0.5%. The Base Rate determined pursuant to (i) above is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each of the Banks may make commercial loans or other loans at rates of interest at, above, or below such Base Rate.

   "Base Rate Advance" means an Advance made or to be made by a Bank (i) pursuant to Section 2.1 as a Base Rate Advance in accordance with the applicable Notice of Syndicated Borrowing or (ii) pursuant to Section 4.11 as a Base Rate Advance in substitution for a Fixed Rate Advance. Each Base Rate Advance shall bear interest as provided in Section 4.1(a).

   "Borrowing" means a Syndicated Borrowing and/or a Competitive Bid Borrowing, as the context requires.

   "Borrowing Date" means a date on which an Advance is, or is proposed to be, made hereunder.

   "Business Day" means (i) with respect to borrowing, payment, or rate selection of Eurodollar Rate Advances, a day of the year on which commercial banks are not required or authorized to close in New York City or Chicago and on which commercial banks are open for international business (including dealings in dollar deposits) in London, and (ii) with respect to borrowing, payment, or rate selection of Base Rate Advances, Adjusted CD Rate Advances, and Competitive Bid Advances and any other matters contemplated hereby, a day of the year on which commercial banks are not required or authorized to close in New York City or Chicago.

   "Cancellation Notice" has the meaning assigned to that term in Section
4.12(b).

   "Cancelling Bank" has the meaning assigned to that term in Section 4.12(b).

   "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

   "Capitalized Rentals" means as of the date of any determination the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Restricted Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

   "CD Lending Office" means, with respect to each Bank, the office of such Bank specified as its "CD Lending Office" under its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company.

   "Change of Control" means any event by which (i) an Acquiring Person has become such, or (ii) Continuing Directors cease to comprise a majority of the members of the board of directors of the Company or the applicable Parent of the Company.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commitment" means, with respect to any Bank at any time, the amount indicated opposite such Bank's name on the signature pages hereof (or, if applicable, in any documentation executed pursuant to Section 4.16 or 10.7), as such amount may have been reduced as of or prior to such time pursuant to
Section 4.5.

   "Commitment Fee Base" means, with respect to any Bank at any time an amount equal to (i) such Bank's Commitment at such time minus (ii) the aggregate principal amount of the Syndicated Advances of such Bank outstanding at such time minus (iii) an amount equal to 50% of such Bank's ratable share, determined on the basis that such Bank's Commitment bears to all Commitments at such time, of the aggregate principal amount of all Competitive Bid Advances outstanding at such time.

   "Competitive Bid Advance" means an Advance made or to be made by a Bank pursuant to Article III as a Competitive Bid Advance in accordance with the applicable Notice of Competitive Bid Borrowing. Each Competitive Bid Advance shall bear interest at an Absolute Rate as provided in Section 4.1(d).

   "Competitive Bid Borrowing" means a borrowing consisting of Competitive Bid Advances (i) made on the same day by the Banks whose Competitive Bid Quotes in connection with a Competitive Bid Quote Request shall have been accepted by the Company or a Specified Subsidiary, as applicable, in accordance with
Section 3.6 and (ii) having the same Interest Period.

   "Competitive Bid Borrowing Facility" has the meaning assigned to that term in Section 3.1.

   "Competitive Bid Lending Office" means, with respect to each Bank, the office of such Bank specified as its "Competitive Bid Lending Office" under its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company.

   "Competitive Bid Note" has the meaning assigned to that term in Section
4.7(b).

   "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit 3.4 hereto, completed by a Bank and delivered by such Bank to the Bid Advance Agent in accordance with Section 3.4.

   "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit 3.2 hereto, completed by the Company or a Specified Subsidiary, as applicable, in accordance with Section 3.2.

   "Consolidated", when used as a prefix to Debt, Current Debt, or Funded Debt, means the aggregate amount of such Debt, Current Debt, or Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis eliminating intercompany items.

   "Consolidated Adjusted Operating Earnings" means the consolidated gross revenues of the Company and its Restricted Subsidiaries, less all operating expenses of the Company and its Restricted Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles; provided, that general corporate overhead shall not be included as an operating expense.

   "Consolidated Current Assets" and "Consolidated Current Liabilities" means such assets and liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively, provided that for purposes of determining Consolidated Current Assets there shall be excluded the amount, if any, by which earned revenues exceed related progress billings to the extent such item constitutes an asset on the most recent balance sheet of the Company, and for purposes of determining Consolidated Current Liabilities, there shall be excluded the amount, if any, by which progress billings exceed related earned revenues to the extent that such item constitutes a liability on the most recent balance sheet of the Company and there shall be included all Guaranties in respect of Current Debt.

   "Consolidated Net Income" for any period means the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges to such gross revenues (including taxes on income), determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

    (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, provided that for purposes of computing Consolidated Net Income, gains which represent recoveries of losses on assets written down after June 30, 1992, shall be included to the extent of such losses, and losses on assets which have been written up after June 30, 1992, shall be included to the extent of such write-ups.

    (b) the cost incurred in connection with the maintenance of any life insurance policy and the proceeds of any life insurance policy;

    (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

    (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

    (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

    (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

    (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends by agreement or by law to the Company or any other Restricted Subsidiary;

    (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

    (i) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary;

    (j) any reversal of contingency reserves, except to the extent that provision for such contingency reserve shall have been made from income arising during such period or to the extent that such reversal shall be offset by a contemporaneous increase in a contingency reserve existing as of June 30, 1992;

    (k) any gain arising from the termination of any pension plan after January 1, 1988; and

    (l) the product of (a) $2,175,000 times (b) the number of calendar quarters which have elapsed from July 1, 1992, through the date of measurement, but not to exceed 18 calendar quarters.

    "Consolidated Tangible Assets" means as of the date of any determination thereof the total amount of all assets of the Company and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles.

    "Consolidated Tangible Net Worth" means as of the date of any determination thereof (A) the sum of (x) the aggregate amount of the capital stock (less treasury stock), surplus and retained earnings of the Company and its Restricted Subsidiaries, and (y) cumulative foreign currency translation adjustments less (B) the sum of (i) good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of the related assets and such other assets as are properly classified as "intangible assets" in accordance with generally accepted accounting principles and (ii) Minority Interests to the extent included in the capital stock accounts of the Company, all as determined on a consolidated basis by the Company and its Restricted Subsidiaries, plus (C) the amount of $31,500,000 less (D) the product of (a) $1,750,000 times (b) the number of calendar quarters which have elapsed from July 1, 1992, through the date of measurement, but not to exceed 18 calendar quarters.

    "Continuing Director" means any member of a board of directors ("Board"), while such Person is a member of such Board, who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (i) was a member of such Board prior to the date of this Agreement, or (ii) subsequently becomes a member of such Board and whose nomination for election or election to such Board is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company or the applicable Parent distributed when a majority of such Board consists of Continuing Directors.

    "Controlled Investment" means any Investment in any Person (i) of whom the Company is the beneficial owner of 20% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 20% or more of the equity interest) and of whom the Company has working control; and (ii) of whom the Company is actively directing the management or has the right to do so.

    "Credit Ratings" means the publicly announced ratings by Moody's and S&P on the Company's long-term unsecured indebtedness. For purposes of determining the applicable commitment fee rate pursuant to Section 4.4, the Applicable CD Margin and the Applicable Eurodollar Margin:

    (a) Any change in a Credit Rating shall be deemed to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such rating shall no longer be in effect.

    (b) If, during any period, either Moody's or S&P shall not have publicly announced a Credit Rating with respect to the Company's outstanding long-term unsecured indebtedness, the Credit Rating announced by the other rating agency with respect thereto shall be used.

    (c) If, during any period, neither Moody's nor S&P shall have publicly announced a Credit Rating with respect to the Company's outstanding long-term unsecured indebtedness, the Credit Rating shall be deemed to be below Baa3 (Moody's) and BBB- (S&P), respectively, during such period; provided that the Company may, at any time, substitute Duff & Phelps or another nationally recognized rating agency acceptable to the Majority Banks for either Moody's or S&P. Any Credit Rating assigned by a substitute credit agency, prior to the determination of the commitment fee for the period during which such Credit Rating shall be in effect, shall be converted to the nationally recognized equivalent thereof under the rating system employed by Moody's or S&P, as applicable.

    (d) If, during any period, the Company has no outstanding long term unsecured indebtedness rated by either Moody's or S&P, then (i) if the Company has obtained an indicative rating for long-term unsecured indebtedness from Moody's and/or S&P, "Credit Ratings" shall mean such indicative rating(s), or
(ii) if the Company has not obtained such an indicative rating but has commercial paper outstanding, "Credit Ratings" shall mean the publicly announced ratings, including a "no rating" designation, by Moody's and S&P relating to the Company's outstanding commercial paper (the "Commercial Paper Credit Ratings").

    (e) If, during any period, the Company has no outstanding commercial paper and has no outstanding long term unsecured indebtedness that is rated by either Moody's or S&P (or by a substitute agency as provided in (c) above) and has no indicative rating for long-term unsecured indebtedness, the Company and the Banks agree to enter into negotiations promptly thereafter in good faith with a view toward amending this Agreement to provide for an alternate mechanism for determining the Applicable CD Margin, Applicable Eurodollar Margin, and the commitment fee rate pursuant to Section 4.4 so as to achieve, as nearly as possible, the same economic basis for determining such Applicable CD Margin, Applicable Eurodollar Margin, and commitment fee rate as exists on the date of this Agreement (it being understood that (i) such negotiations shall be completed within 120 days and (ii) in the absence of an amendment to this Agreement providing such an alternative mechanism, the Applicable CD Margin, Applicable Eurodollar Margin and commitment fee rate shall be calculated as if the Credit Rating were Ba1 (Moody's) and BB+ (S&P)).

    (f) If, during any period, the Company has no outstanding Funded Debt, "Credit Ratings" shall mean Aa (Moody's) and AA (S&P).

    "Current Debt" of any Person means, as of the date of any determination thereof (i) all Indebtedness of such Person for money borrowed other than Funded Debt and (ii) Guaranties of Current Debt of others.

    "Debt" of any Person means all Funded Debt and all Current Debt of such Person as of the date of any determination thereof.

    "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Domestic Lending Office" means, with respect to each Bank, the office of such Bank specified as its "Domestic Lending Office" under its name on the signature pages hereof or such other office of such Bank as such Bank may from time to time specify to the Company.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESOP" means the CBI Salaried Employee Stock Ownership Plan (1987) effective October 20, 1987, as amended from time to time.

    "ESOP Loan" means the loan in the aggregate principal amount of $125,000,000 made to LaSalle National Trust, N.A., as Trustee, pursuant to the Note Agreements dated September 1, 1989, among the Trustee, Aetna Life Insurance Company, Principal Mutual Life Insurance Company, Connecticut Mutual Life Insurance Company, New York Life Insurance Company, and New York Life and Annuity Corporation.

    "Eurodollar Lending Office" means, with respect to each Bank, the office of such Bank specified as its "Eurodollar Lending Office" under its name on the signature pages hereof (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company.

    "Eurodollar Rate" means, for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (i) the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to other leading banks in the London interbank market where the foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the principal amount of such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Company on the basis of applicable rates furnished to and received by the Company from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 4.3.

    "Eurodollar Rate Advance" means an Advance made or to be made by a Bank
(i) pursuant to Section 2.1 as a Eurodollar Rate Advance in accordance with the applicable Notice of Syndicated Borrowing or (ii) pursuant to Section 4.11 as a Eurodollar Rate Advance in substitution for a Fixed Rate Advance. Each Eurodollar Rate Advance shall bear interest as provided in Section 4.1(c).

    "Eurodollar Rate Reserve Percentage" means the reserve percentage applicable on the first day of an Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirements and all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D promulgated by such Board of Governors) applicable to any Bank which is a member of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency funding or liabilities having a term equal to such Interest Period.

    "Events of Default" has the meaning assigned to that term in Section 8.1.

    "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the rate then used by money center banks in extending overnight loans to other money center banks. The Federal Funds Rate for any day which is not a Business Day shall be the Federal Funds Rate for the immediately preceding Business Day.

    "First Borrowing" means the initial Borrowing made by the Company or a Specified Subsidiary, as applicable, hereunder.

    "Fixed Rate Advances" means Eurodollar Rate Advances, Adjusted CD Rate Advances, or Competitive Bid Advances or any combination of the foregoing.

    "Foreign Restricted Subsidiary" means any Restricted Subsidiary other than a U.S. Restricted Subsidiary.

    "Funded Debt" of any Person means (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of determination thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of determination), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not included in Consolidated Current Liabilities, (ii) all Capitalized Rentals, (iii) all Guaranties of Funded Debt of others, and (iv) all commercial paper of the Company regardless of whether such commercial paper shall mature within one year from the date of origin.

    "Governmental Authority" means any Federal, state, local, foreign, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel or commission.

    "Guaranteed Indebtedness" has the meaning assigned to that term in
Section 11.1.

    "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person; (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect to any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability, or dividend.

    "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender, or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease.

    "Interest Period" means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Company or a Specified Subsidiary, as applicable, pursuant to the provisions below. The duration of each such Interest Period shall be (i) in the case of an Adjusted CD Rate Advance, 30, 60, 90, or 180 days, (ii) in the case of a Base Rate Advance, a number of days not to exceed 360 days, (iii) in the case of a Eurodollar Rate Advance, one, two, three, or six months, and (iv) in the case of a Competitive Bid Advance, a number of days not to exceed 360 days, in each case as the Company or a Specified Subsidiary, as applicable, may select pursuant to Section 2.2 or 3.2 as applicable, provided, that:

    (a) Except as provided in Sections 4.12(b) and 4.16(c), the duration of any Interest Period which would otherwise end after the Termination Date with respect to any particular Bank shall end on the Termination Date;

    (b) Interest Periods commencing on the same day for Advances comprising the same Borrowing shall be of the same duration;

    (c) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, unless, in the case of any Interest Period for a Eurodollar Rate Advance, such extension would cause the last day of such Interest Period to occur in the next following calendar month, in which case the last day of such Interest Period shall occur on the next preceding Business Day; and

    (d) If an Interest Period for a Eurodollar Rate Advance begins on the last Business Day of a calendar month (or on a day in which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of a calendar month.

    "Investment" means any investment in or loans, advances, or extensions of credit or acquisition, whether for cash or other consideration.

    "Investment Assets" means the assets described in Schedule 7.12(c) hereto.

    "Liquid Carbonic, Inc.", a corporation organized under the laws of the Province of Ontario, Canada.

    "Majority Banks" means at any time Banks having at least 66 2/3% of the then aggregate amount of the Commitments or, if the Commitments have been terminated, Banks having at least 66 2/3% of the aggregate amount of all outstanding Advances.

    "Margin Stock" has the meaning assigned to that term under Regulation U issued by the Board of Governors of the Federal Reserve System.

    "Material Adverse Change" means an event, or series of events taken as a whole, which has resulted in, or which reasonably could be expected to result in, a reduction of 15% or more of the Consolidated Tangible Net Worth of the Company, based on the then most recent audited annual financial statements of the Company.

    "Material Adverse Effect" means the result of a Material Adverse Change.

    "Minority Interests" means any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

    "Moody's" means Moody's Investors Service, Inc.

    "Notes" has the meaning assigned to that term in Section 4.7(b).

    "Notice of Borrowing" means a Notice of Competitive Bid Borrowing and/or a Notice of Syndicated Borrowing, as the context requires.

    "Notice of Competitive Bid Borrowing" has the meaning assigned to that term in Section 3.6.

    "Notice of Syndicated Borrowing" has the meaning assigned to that term in
Section 2.2.

    "Objecting Bank(s)" has the meaning assigned to that term in Section
4.17.

    "Optional Plan Contribution" means all payments or contributions to the ESOP other than contributions or payments to the ESOP for the purpose of (i) payment of operating expenses of the ESOP, (ii) enabling the ESOP to pay regularly scheduled installments of principal and interest on the ESOP Loan, and (iii) enabling the ESOP to pay optional installments of principal and interest on the ESOP Loan to the extent that such payments are applied to the ESOP Loan.

    "Parent" means any Control Affiliate directly or indirectly controlling the Company. "Control Affiliate", when used with reference to the Company, means any corporations, joint ventures, or other business enterprises directly or indirectly controlling, controlled by, or under common control with the Company. For purposes of this definition, "control" means ownership or power to vote 50% or more of the Voting Stock, venture interests, or other comparable participation in such business enterprises.

    "Permitted Advance" means an Advance to a Specified Subsidiary in accordance with the provisions of Section 1.4 hereof.

    "Person" means an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

    "Pro Rata Sharing Event" has the meaning assigned to that term in Section 10.6(d).

    "Qualified Investments" mean (i) investments in commercial paper maturing in 12 months or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the highest rating by S&P or Moody's; (ii) investments in direct obligations of the United States of America, or any agency thereof the payment of which is unconditionally guaranteed by the United States of America, maturing in 12 months or less from the date of acquisition thereof; and (iii) investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus, and undivided profits aggregating at least $250,000,000, and whose long term deposits are accorded one of the two highest ratings by S&P or Moody's.

    "Reference Banks" means The First National Bank of Chicago, Continental Bank N.A., Bank of America National Trust and Savings Association, Royal Bank of Canada, and The Northern Trust Company, and each successor financial institution that shall be designated as a Reference Bank hereunder pursuant to
Section 4.3(c) or otherwise in accordance with this Agreement.

    "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of Advances made by the Banks to the Company or to any Specified Subsidiary. Notwithstanding the foregoing, any Borrowings constituting Competitive Bid Advances or the proceeds of which are used to repay any Competitive Bid Advances shall not constitute Refunding Borrowings.

    "Rentals" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

    "Restricted Investment" means any Investment in any Person (i) engaged in a business substantially different from the nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement;
(ii) whose senior unsecured Funded Debt (A) is rated below BBB- if rated by S&P and Baa3 if rated by Moody's or (B) if not rated, would be rated below BBB- by S&P and Baa3 by Moody's; and (iii) which is not a Controlled Investment.

    "Restricted Payments" has the meaning assigned to that term in Section
7.10.

    "Restricted Subsidiary" means any Subsidiary of which more than 50% (by number of votes) of the Voting Stock is owned by the Company and/or one or more other Restricted Subsidiaries.

    "S&P" means Standard & Poor's Corporation.

    "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

    "Significant Subsidiary" means any Restricted Subsidiary in which either
(i) the Company or one of its Restricted Subsidiaries has, or at the end of the most recent or immediately preceding calendar year had, a shareholder's investment of more than $5,000,000, or (ii) which, as of the most recently completed fiscal year of the Company, contributes more than 5% of the Consolidated Net Income of the Company.

    "Special Notice" has the meaning assigned to that term in Section 4.16.

    The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" means a subsidiary of the Company.

    "Specified Subsidiary" means a Subsidiary which is permitted to borrow directly under the terms of this Agreement in accordance with the provisions of Section 1.4 hereof.

    "Specified Subsidiary Agreement" means an agreement in the form attached hereto as Exhibit 1.4(a) pursuant to which each Specified Subsidiary shall agree to be bound by the provisions of the Credit Agreement.

    "Subsidiary Guaranty" has the meaning assigned to that term in Section
5.5.

    "Successor Bank" has the meaning assigned to that term in Section 4.16.

    "Syndicated Advance" means an advance by a Bank to the Company or a Specified Subsidiary, as applicable, pursuant to Article II and refers to a Base Rate Advance, an Adjusted CD Rate Advance, a Eurodollar Rate Advance, or an advance in substitution therefor pursuant to Section 4.11.

    "Syndicated Borrowing" means a borrowing consisting of Syndicated Advances of the same Type made on the same day by the Banks. An Advance substituted, pursuant to Section 4.11, for a Syndicated Advance made in connection with any Syndicated Borrowing shall continue to comprise a part of such Syndicated Borrowing with the same effect as if such substituted Advance were an Advance of the Type requested in the applicable Notice of Syndicated Borrowing.

    "Syndicated Borrowing Facility" has the meaning assigned to that term in
Section 2.1.

    "Syndicated Note" has the meaning assigned to that term in Section
4.7(a).

    "Syndicated Reduction" means, with respect to any Bank at any time, the temporary reduction in such Bank's Available Commitment existing at such time as a result of the operation of clause (ii) of the definition of Available Commitment, and, with respect to all Banks, the aggregate amount of such reductions existing at such time.

    "Taxes" has the meaning assigned to that term in Section 4.14(a).

    "Terminated Bank" has the meaning assigned to that term in Section 4.16.

    "Termination Date" means the earlier of (i) December 31, 1995, or such later date as shall be determined pursuant to Section 4.17 with respect to non-Objecting Banks and (ii) the termination of all of the Commitments pursuant to Section 4.5 or Section 8.1.

    "Termination Notice" has the meaning assigned to that term in Section
4.16.

    "Total Capitalization" means as of the date of any determination thereof, the sum of (i) Consolidated Tangible Net Worth and (ii) Consolidated Funded Debt.

    "Type" of Advance means (i) in the case of Syndicated Advances, a Eurodollar Rate Advance, Base Rate Advance, or Adjusted CD Rate Advance and
(ii) a Competitive Bid Advance or any Type of Advance described in clause (i) which shall, pursuant to Section 4.11, be substituted therefor.

    "Unfunded Liability" means, in the case of a single employer pension benefit plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all vested benefits accrued to the date of determination under such plan exceeds the fair market value of all assets of such plan allocable to such benefits as of such date.

    "U.S. Restricted Subsidiary" means any Restricted Subsidiary which is organized under the laws of the United States or any state thereof.

    "Voting Stock" means Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

    "Wholly-owned", when used in connection with any Subsidiary, means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money (other than Indebtedness of a Specified Subsidiary owed to the Banks hereunder) shall be owned by the Company and/or one of more of its Wholly-owned Subsidiaries.

    "80% owned Restricted Subsidiary" means any Restricted Subsidiary of which more than 80% (by number of votes) of the Voting Stock is owned by the Company and/or one or more 80% owned Restricted Subsidiaries and, in the case of any such 80% owned Restricted Subsidiary, not less than 80% of the Voting Stock of any Restricted Subsidiary directly or indirectly controlling such Restricted Subsidiaries shall be owned by the Company and one or more 80% owned Restricted Subsidiaries.

    "1988 Credit Agreement" means the Amended and Restated Credit Agreement dated as of September 30, 1988, among the Company, the Banks signatory thereto, and Citibank, N.A., as Bid Advance Agent.

    1.2 Computation of Time Periods. In this Agreement, when computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

    1.3 Accounting Terms and Principles. All accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent accountants or, in the case of the financial statements required to be delivered pursuant to Section 7.17(a), as determined by the Company to be required in accordance with then existing generally accepted accounting principles) with the December 31, 1991, audited consolidated financial statements of the Company and its consolidated Subsidiaries. If any preparation of the financial statements referred to in
Section 7.17 hereafter occasioned by the promulgation of rules, regulations, pronouncements, and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) results in a change in the method of calculation of financial covenants, standards, or terms found in Articles I or VII hereof, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made. Specifically, the parties agree that the effect of any change in Consolidated Tangible Net Worth or Consolidated Net Income arising from the adoption by the Company of Financial Accounting Standard 106 and/or 109 shall be reflected as adjustments to the definitions of Consolidated Tangible Net Worth and Consolidated Net Income, as appropriate, except to the extent that such adjustments exceed $100,000,000, and that the determination by the Company of the amount of these adjustments, as communicated in writing by the Company to the Banks, shall be binding, absent manifest error.

    1.4 Specified Subsidiaries. The Company may from time to time designate as many as 10 Subsidiaries as Specified Subsidiaries. Such designated Specified Subsidiaries, if approved by the Banks in accordance with the provisions of this Section 1.4 and upon the satisfaction of the conditions to borrowing set forth in Sections 5.3 and 5.4 hereof, may borrow directly from the Banks under the terms of this Agreement on the same basis and under the same conditions as the Company.

    (a) The designation of a Specified Subsidiary shall be made by written notice from the Company to each Bank designating the proposed Subsidiary, the maximum aggregate amount of Permitted Advances to be made available to the proposed Subsidiary at any one time and the effective date of the designation, which shall be at least 30 days after the date of the written notice. The written notice shall be accompanied by copies of the financial statements required by Section 5.4(j) hereof. The designated Subsidiary shall become a Specified Subsidiary on the later of (i) the effective date specified in such written notice, or (ii) the date upon which all of the documents and instruments required pursuant to Section 5.4 with respect to such Subsidiary have been delivered to the Banks, in either event so long as, within 30 days after the date of the written notice, the Majority Banks have notified the Company in writing that they approve of the designation. Failure on the part of any Bank to respond to any such request shall be deemed to be a denial of such request. If the Majority Banks agree in writing to the designation, such designation shall be binding upon all Banks.

    (b) The Company may propose by written notice an increase in the maximum amount of Permitted Advances for a Specified Subsidiary effective as of a date at least 30 days after the date of such written notice, which written notice shall be accompanied by the most recent (i) annual unaudited financial statements, and (ii) unaudited interim financial statements with respect to such Specified Subsidiary as of the date of such written notice, in each case certified as complete and correct by an authorized financial officer of the Specified Subsidiary. The increase shall be effective on the effective date specified in the written notice so long as, within 30 days after the date of the written notice, the Majority Banks have notified the Company in writing that they approve of the increase. Failure on the part of any Bank to respond to any such proposed increase shall be deemed to be a denial of such proposed increase. If the Majority Banks agree in writing to such increase, such agreement shall be binding upon all Banks.

    (c) All Specified Subsidiaries shall be Wholly-owned Subsidiaries.

    (d) The Company may discontinue the designation of any Subsidiary as a Specified Subsidiary, or reduce the maximum amount of Permitted Advances for any Specified Subsidiary, by written notice to the Banks at least 30 days prior to the effective date of such discontinuance or reduction, provided that no Subsidiary shall cease to be designated as a Specified Subsidiary at any time during which any Permitted Advances to such Subsidiary are outstanding; and provided further that the maximum amount of Permitted Advances available to any Specified Subsidiary shall not be reduced to an amount less than its Permitted Advances outstanding as of the date of such reduction.

    (e) The Company shall deliver or cause to be delivered to the Banks, within 120 days after the close of the fiscal year of each Specified Subsidiary, annual unaudited financial statements in the form required by
Section 5.4(j) hereof with respect to each such Specified Subsidiary, certified as complete and correct by an authorized financial officer of the applicable Specified Subsidiary.

    (f) The aggregate principal amount of (i) Permitted Advances to all Specified Subsidiaries outstanding at any time shall not exceed $100,000,000; and (ii) all Advances (including Permitted Advances) outstanding at any time shall not exceed the aggregate Commitments of the Banks at such time.

                                  ARTICLE II
                       THE SYNDICATED BORROWING FACILITY

    2.1 The Syndicated Borrowing Facility. Each Bank severally agrees, on the terms and conditions provided herein, to make Syndicated Advances to the Company or a Specified Subsidiary, as applicable, from time to time on any Business Day during the period from the date hereof to the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Bank's Available Commitment (the "Syndicated Borrowing Facility"). Subject to
Section 4.11, each Syndicated Borrowing shall be in an aggregate amount not less than $10,000,000 (and in integral multiples of $5,000,000 in excess thereof), shall be made on the same day from the Banks ratably according to their respective Commitments and shall consist of Syndicated Advances of the same Type. Within the limits of each Bank's Available Commitment, the Company or a Specified Subsidiary, as applicable, may borrow under this Section 2.1, repay pursuant to Section 4.8, or prepay pursuant to Section 4.6, and reborrow under this Section 2.1. The Syndicated Borrowing Facility is an entirely separate facility from the Competitive Bid Borrowing Facility; the aggregate principal amount of Syndicated Advances outstanding at any time, together with the aggregate principal amount of Competitive Bid Advances outstanding at such time, shall not exceed the aggregate Commitments of the Banks at such time.

    2.2 Making the Syndicated Advances. Each Syndicated Borrowing shall be made by telephonic notice (which shall be confirmed in writing not later than two hours thereafter in the case of a Borrowing consisting of Eurodollar Rate Advances or Adjusted CD Rate Advances, and not later than 30 minutes thereafter in the case of a Borrowing consisting of Base Rate Advances), telecopier notice or telex notice given by the Company or a Specified Subsidiary, as applicable, to each Bank not later than (i) 10:00 a.m. (Chicago time) three Business Days prior to the proposed Borrowing Date, in the case of a Borrowing comprised of Eurodollar Rate Advances, (ii) 10:00 a.m. (Chicago time) two Business Days prior to the proposed Borrowing Date, in the case of a Borrowing comprised of Adjusted CD Rate Advances, or (iii) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a Borrowing comprised of Base Rate Advances. Each notice of Syndicated Borrowing pursuant to this
Section 2.2 (a "Notice of Syndicated Borrowing") shall be in substantially the form of Exhibit 2.2 hereto, specifying the proposed Borrowing Date, the Type of Syndicated Advances, the aggregate amount of the proposed Syndicated Borrowing, the Interest Period for each such Syndicated Advance, and for each Bank such Bank's ratable portion of such Syndicated Borrowing. With respect to Advances to the Company, each Bank, for the account of its Applicable Lending Office, shall before 2:00 p.m. (Chicago time) on the date of such Syndicated Borrowing specified in the Notice of Syndicated Borrowing received from the Company, pursuant to the preceding sentence, deposit such Bank's ratable portion of such Syndicated Borrowing in immediately available funds to the Company's account (number xx-xxxxx) at Continental Bank N.A. (unless another account is designated by the Company to the Banks in writing for such purpose). With respect to Permitted Advances to a Specified Subsidiary, each Bank, for the account of its Applicable Lending Office, shall before 2:00 p.m. (Chicago time) on the date of such Syndicated Borrowing specified in the Notice of Syndicated Borrowing received from such Specified Subsidiary, deposit such Bank's ratable portion of such Syndicated Borrowing in immediately available funds to the account designated by such Specified Subsidiary to the Banks in writing for such purpose.

                                  ARTICLE III
                    THE COMPETITIVE BID BORROWING FACILITY

    3.1 The Competitive Bid Borrowing Facility. Each Bank severally agrees, on the terms and conditions provided herein, to make available to the Company or a Specified Subsidiary, as applicable, a competitive bid borrowing facility (the "Competitive Bid Borrowing Facility") pursuant to which the Company or a Specified Subsidiary, as applicable, may, from time to time on any Business Day during the period from the date hereof to the Termination Date and as otherwise set forth in this Article III, request all of the Banks to offer to make Competitive Bid Advances to the Company or a Specified Subsidiary, as applicable; provided, however, that the Company or a Specified Subsidiary, as applicable, shall be under no obligation to request any Bank to offer to make Competitive Bid Advances if such Bank has provided prior written notice to the Bid Advance Agent and the Company or a Specified Subsidiary, as applicable, that it desires not to participate in the Competitive Bid Borrowing Facility for a period of time which includes the date of the Company's or a Specified Subsidiary's, as applicable, request. Each Bank of which any such request shall be made may, but shall have no obligation to, make such offers and the Company or a Specified Subsidiary, as applicable, may, but shall have no obligation to, accept any such offers in the manner set forth in this Article
III. The Competitive Bid Borrowing Facility is an entirely separate facility from the Syndicated Borrowing Facility; provided that the aggregate principal amount of Competitive Bid Advances outstanding at any time, together with the aggregate principal amount of Syndicated Advances outstanding at such time, shall not exceed the aggregate Commitments of the Banks at such time. Within the limits and on the conditions set forth in this Article III, the Company or a Specified Subsidiary, as applicable, may from time to time borrow, repay, and reborrow under this Article III.

    3.2 Competitive Bid Quote Request. When the Company or a Specified Subsidiary, as applicable, wishes to request offers to make Competitive Bid Advances under this Article III, it shall deliver to the Bid Advance Agent a Competitive Bid Quote Request by telephone (confirmed immediately in writing), telecopier, or telex so as to be received no later than 9:30 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein (or, upon reasonable prior notice to the Banks, such other time and date as the Company or a Specified Subsidiary, as applicable, and the Majority Banks (or, if the Bid Advance Agent is a Bank, the Bid Advance Agent) may agree), specifying:

    (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advances;

    (b) the aggregate principal amount of such Competitive Bid Advances;

    (c) the Interest Period or Periods applicable thereto; and

    (d) if fewer than all Banks are to be solicited, the name of the Banks to be solicited.

    The Company or a Specified Subsidiary, as applicable, may request offers to make Competitive Bid Advances for more than one Interest Period, but not more than six Interest Periods, in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Company or a Specified Subsidiary, as applicable, and the Majority Banks (or, if the Bid Advance Agent is a Bank, the Bid Advance Agent) may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit 3.2 hereto shall be rejected, and the Bid Advance Agent shall promptly notify the Company or a Specified Subsidiary, as applicable, of such rejection by telephone, telex, or telecopy.

    3.3 Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 3.2, the Bid Advance Agent shall send to each of the Banks (or, if fewer than all of the Banks shall have been specified by the Company or a Specified Subsidiary, as applicable, therein pursuant to Section 3.1, to each of the specified Banks) by telex or telecopy a copy of such Competitive Bid Quote Request or a summary of the contents thereof.

    3.4 Submission and Contents of Competitive Bid Quotes. (a) Each Bank receiving notice of a Competitive Bid Quote Request from the Bid Advance Agent pursuant to Section 3.3 may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Advances in response to such Competitive Bid Quote Request. Each Competitive Bid Quote must comply with the requirements of this Section 3.4 and must be submitted to the Bid Advance Agent by telex or telecopy at its offices specified in or pursuant to Section 10.2 not later than 9:00 a.m. (Chicago time) on the proposed Borrowing Date (or, upon reasonable prior notice to the Banks, such other time and date as the Company or a Specified Subsidiary, as applicable, and the Majority Banks (or, if the Bid Advance Agent is a Bank, the Bid Advance Agent) may agree); provided, if the Bid Advance Agent is a Bank, that Competitive Bid Quotes submitted by the Bid Advance Agent in its capacity as a Bank may be submitted, and may only be submitted, if such Bid Advance Agent notifies the Company or a Specified Subsidiary, as applicable, of the terms of the offer or offers contained therein not later than 30 minutes prior to the time the other Banks are required to submit their Competitive Bid Quotes on the proposed Borrowing Date. Subject to Articles V and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Bid Advance Agent and the Company or a Specified Subsidiary, as applicable.

    (b)  Each Competitive Bid Quote shall be in substantially the form of
Exhibit 3.4 hereto and shall in any case specify:

       (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Competitive Bid Quote Request;

       (ii) the principal amount of the Competitive Bid Advance for which each such offer is being made, which principal amount (1) may be greater than, less than, or equal to the Commitment of the quoting Bank, (2) must be at least $2,000,000 (and in integral multiples of $500,000 in excess thereof), and (3) may not exceed the aggregate principal amount of Competitive Bid Advances for which offers were requested;

       (iii) the Absolute Rate offered for each such Competitive Bid Advance and the Interest Period applicable thereto; and

       (iv) the identity of the quoting Bank.

    (c)  The Bid Advance Agent shall reject any Competitive Bid Quote that:

       (i) is not substantially in the form of Exhibit 3.4 hereto or does not specify all of the information required by Section 3.4(b);

       (ii) contains qualifying, conditional, or similar language, other than any such language contained in Exhibit 3.4; provided, however, that a quoting Bank may condition its Competitive Bid Quote on acceptance by the Company or a Specified Subsidiary, as applicable, of a specified minimum principal amount of such Bank's proposed Competitive Bid Advance;

       (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request; or

       (iv) arrives after the time set forth in Section 3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this Section 3.4(c), the Bid Advance Agent shall notify the relevant Bank of such rejection as soon as practical.

    3.5 Notice to the Company or a Specified Subsidiary, as applicable. The Bid Advance Agent shall promptly, but in no event later than 9:30 a.m. (Chicago time) on the proposed Borrowing Date (or such other time and date as the Company or a Specified Subsidiary, as applicable, and the Majority Banks (or, if the Bid Advance Agent is a Bank, the Bid Advance Agent) may agree), notify the Company or a Specified Subsidiary, as applicable, of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with
Section 3.4 and (ii) of any Competitive Bid Quote submitted by a Bank which amends, modifies, or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Bid Advance Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Bid Advance Agent's notice to the Company or a Specified Subsidiary, as applicable, shall specify the aggregate principal amount of Competitive Bid Advances for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Absolute Rates so offered.

    3.6 Acceptance and Notice by the Company or a Specified Subsidiary, as applicable. Not later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date (or, upon reasonable prior notice to the Banks, such other time and date as the Company or a Specified Subsidiary, as applicable, and the Majority Banks (or, if the Bid Advance Agent is a Bank, the Bid Advance Agent) may agree), the Company or a Specified Subsidiary, as applicable, shall either cancel the applicable Competitive Bid Quote Request by giving the Bid Advance Agent notice to that effect, or notify the Bid Advance Agent of its acceptance or non-acceptance of any or all of the offers so notified to it pursuant to
Section 3.5; provided, however, that the failure by the Company or a Specified Subsidiary, as applicable, to give such notice of acceptance or non-acceptance to the Bid Advance Agent with respect to any such offer shall be deemed to be a rejection of such offer. In the case of acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall be substantially in the form of Exhibit
3.6 hereto and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company or a Specified Subsidiary, as applicable, may accept any Competitive Bid Quote in whole or in part; provided that:

    (a) the aggregate principal amount of Competitive Bid Advances may not exceed, but may be less than, the applicable amount set forth in the related Competitive Bid Quote Request;

    (b) acceptance of offers may only be made on the basis of ascending Absolute Rates starting with the lowest and continuing with the next lowest until offers in the aggregate amount specified by the Company or a Specified Subsidiary, as applicable, for acceptance shall have been accepted; and

    (c) the Company or a Specified Subsidiary, as applicable, may not accept any offer that is described in Section 3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

    3.7 Allocation by Bid Advance Agent. If offers are made by two or more Banks with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers remain to be accepted, as specified by the Company or a Specified Subsidiary, as applicable, for the related Interest Period (after giving effect to the acceptance of all offers made at lower rates), the principal amount of Competitive Bid Advances in respect of which such offers are accepted shall be allocated by the Bid Advance Agent among such Banks as nearly as possible (in such multiples, not greater than $500,000, as the Bid Advance Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Allocations by the Bid Advance Agent of the amounts of Competitive Bid Advances shall be conclusive in the absence of manifest error.

    3.8 Notification of Acceptances to the Affected Banks. Promptly following its receipt of a Notice of Competitive Bid Borrowing, the Bid Advance Agent shall notify by telex or telecopy each Bank that has made a Competitive Bid Quote of the extent to which its offer or offers have been accepted, specifying in such notice the principal amount of each Competitive Bid Advance in respect of which such Competitive Bid Quote has been accepted, the Interest Period therefor and the Absolute Rate therefor.

    3.9 Funding of Competitive Bid Advances. Each Bank that is to make a Competitive Bid Advance in connection with any Notice of Competitive Bid Borrowing shall, before 12:00 noon (Chicago time) on the first day of the Interest Period therefor specified in the notice from the Bid Advance Agent delivered pursuant to Section 3.8, deposit the amount of each of such Bank's Competitive Bid Advances in immediately available funds to the Company's account (number xx-xxxxx) at Continental Bank N.A. (unless another account is designated by the Company to the Banks in writing for such purpose) or, with respect to Competitive Bid Advances to a Specified Subsidiary, to the account designated by such Specified Subsidiary to the Banks in writing for such purpose. Promptly following each Competitive Bid Borrowing, the Company or a Specified Subsidiary, as applicable, shall notify each Bank of the aggregate amount of Competitive Bid Advances made in connection therewith, the consequent Syndicated Reduction and the Interest Periods for such Competitive Bid Advances.

                                  ARTICLE IV
                                 GENERAL TERMS

    4.1 Interest. The Company or a Specified Subsidiary, as applicable, shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full at the following applicable rates per annum:

    (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Base Rate in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period.

    (b) Adjusted CD Rate Advances. If such Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Adjusted CD Rate for such Interest Period plus the Applicable CD Margin applicable on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than 90 days, on the date during such Interest Period which occurs 90 days after the first day of such Interest Period.

    (c) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Margin applicable on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date during such Interest Period which occurs three months after the first day of such Interest Period.

    (d) Competitive Bid Advances. If such Advance is a Competitive Bid Advance, such rate per annum equal to the Absolute Rate that shall have been offered by such Bank pursuant to Section 3.4 in its Competitive Bid Quote related thereto and accepted by the Company or a Specified Subsidiary, as applicable, pursuant to Section 3.6 in its Notice of Competitive Bid Borrowing related thereto, payable on the last day of the applicable Interest Period and, if such Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period.

    4.2 Interest on Overdue Principal. If any amount of principal is not paid when due (whether at stated maturity, by acceleration, or otherwise), that amount of principal shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

    4.3 Interest Rate Determinations. (a) Each Reference Bank agrees to furnish to the Company and to each Bank timely information for the purpose of determining each Adjusted CD Rate or Eurodollar Rate, as applicable. Subject to subsection (c) of this Section, if any one or more of the Reference Banks shall not furnish such timely information to the Company and the Banks for determination of any such interest rate, the Company shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

    (b) The Company shall give prompt notice to the Banks of any applicable interest rate determined by the Company for purposes of Section 4.1 and the applicable rate, if any, furnished by each Reference Bank for determining the applicable interest rate under Sections 4.1(b) or (c).

    (c) If any Reference Bank shall fail to furnish timely information to the Company and the Banks for determining the Adjusted CD Rate or the Eurodollar Rate with respect to any requested Borrowing, the Company shall be entitled to designate one or more of the other Banks hereunder as successor Reference Banks. Each such designation shall be subject to the consent of the Majority Banks, which consent shall not be unreasonably withheld. Upon receipt of such consent, the affected Reference Bank shall cease to be a Reference Bank hereunder and each successor Reference Bank shall be a Reference Bank for all purposes of this Agreement until such time as either (i) such Reference Bank shall no longer be a Bank hereunder or (ii) the Company shall replace such Reference Bank pursuant to this Section 4.3(c).

    4.4 Commitment Fees. (a) The Company agrees to pay to each Bank a commitment fee at the applicable rate per annum set forth below on the average daily amount of such Bank's Commitment Fee Base. The applicable rate for any period shall be determined on the basis of the Credit Ratings during such period, the applicable rate to change when and as such Credit Ratings change.

Company Credit Rating                          Commitment Fee Rate
Baa1 (Moody's) and BBB+ (S&P) or
 better *[P-1 (Moody's) and A-2 (S&P)
 or P-2 (Moody's) and A-1 (S&P) or
 better]                                              0.20%

Below either Baa1 (Moody's) or
 BBB+ (S&P) but not below either
Baa2 (Moody's) or BBB (S&P) *[P-2
(Moody's) and A-2 (S&P)]                              0.25%

Below either Baa2 (Moody's) or BBB
 (S&P) but not below both Baa3
 (Moody's) and BBB- (S&P) *[P-3
(Moody's) and A-2 or A-3 (S&P) or
A-3 (S&P) and P-2 or P-3 (Moody's)]                   0.30%

Below Baa3 (Moody's) but not below
BBB- (S&P) or below BBB- (S&P)
but not below Baa3 (Moody's) *[P-3
(Moody's) and "no rating" (S&P) or
 "no rating" (Moody's) and A-3 (S&P)]                 0.35%

Below both Baa3 (Moody's) and BBB-
 (S&P) *["no rating" (Moody's) and
"no rating" (S&P)]                                    0.40%

________________________
*Commercial Paper Credit Ratings to be utilized under the circumstances described in subparagraph (d) under the definition of "Credit Ratings."

     (b) The commitment fee described in Section 4.4(a) shall accrue from and including the date on which this Agreement has been executed and delivered by all Banks to but excluding the Termination Date or, in the case of any Bank, the earlier date of reduction to zero of such Bank's Commitment hereunder, and shall be payable quarterly during the term of each Bank's Commitment hereunder, in arrears, not later than the 30th day of each March, June, September, and December, commencing March 30, 1993, and, in the case of each Bank, on the date such Bank's Commitment shall be reduced to zero.

     4.5 Reduction of the Commitments. The Company may, upon at least five Business Days' written notice to each Bank, terminate in whole or reduce ratably in part the respective Commitments of the Banks, provided that (i) any such reduction shall not exceed an aggregate amount equal to the unused portions of the respective Available Commitments of the Banks at such time, and (ii) in the case of any partial reduction of the Commitments, such partial reduction shall be in an aggregate amount not less than the lesser of (A) $10,000,000 (or an integral multiple of $5,000,000 in excess thereof) and (B) the aggregate amount at such time of the unused portions of the respective Available Commitments.

     4.6 Optional Prepayments. The Company or a Specified Subsidiary, as applicable, may, upon irrevocable notice to the Banks, given not later than 9:00 a.m. (Chicago time) on the proposed date of prepayment, by telephone (to be confirmed immediately in writing), telecopier or telex, stating in such notice the proposed date, aggregate principal amount of the prepayment, and each Bank's ratable share, if any, of such prepayment, and if such notice is given the Company or a Specified Subsidiary, as applicable, shall, prepay the outstanding principal amount of the Syndicated Advances made as part of the same Syndicated Borrowing in whole or, in the case of a Syndicated Borrowing comprised solely of Base Rate Advances, ratably in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that each partial prepayment shall be in an amount not less than $10,000,000 and in an integral multiple of $5,000,000. Each such optional prepayment shall be applied to prepay ratably the Syndicated Advances of the several Banks included in such Syndicated Borrowing. If the Company or a Specified Subsidiary, as applicable, prepays any Syndicated Borrowing consisting of or including Adjusted CD Rate Advances or Eurodollar Rate Advances, the Company or a Specified Subsidiary, as applicable, shall reimburse each Bank for the losses, costs, and expenses contemplated in Section 10.4(b). The Company or a Specified Subsidiary, as applicable, may not, unless otherwise required hereunder, prepay any Competitive Bid Advance without the consent of the Bank which shall have extended such Competitive Bid Advance. In the event the Company or a Specified Subsidiary, as applicable, and a Bank agree to the prepayment to such Bank of a Competitive Bid Advance, and such prepayment is made, the Company or a Specified Subsidiary, as applicable, thereupon shall notify the other Banks thereof.

   4.7 The Notes. (a)The Indebtedness of the Company or a Specified Subsidiary, as applicable, resulting from Syndicated Advances made by each Bank to the Company or a Specified Subsidiary, as applicable, shall be evidenced by a promissory note of the Company or a Specified Subsidiary, as applicable, payable to the order of such Bank substantially in the form of
Exhibit 4.7(a) or 5.4(b)(1) hereto (sometimes called a "Syndicated Note"). Each Bank may, by notice to the Company or a Specified Subsidiary, as applicable, to be given not later than three Business Days prior to the First Borrowing, request that its Adjusted CD Rate Advances, Base Rate Advances, and Eurodollar Rate Advances each (or in any combination thereof) be evidenced by separate promissory notes. Each such promissory note shall be substantially in the form of Exhibit 4.7(a) or 5.4(b)(1), with appropriate modifications to reflect the fact that each such promissory note evidences solely Syndicated Advances of the relevant Type. Each reference in this Agreement or the Notes to the "Notes" or the "Syndicated Notes" of such Bank shall mean and be deemed to refer to and include any or all of such substituted promissory notes, as the context may require.

   (b) The Indebtedness of the Company or a Specified Subsidiary, as applicable, resulting from the Competitive Bid Advances made by each Bank to the Company or a Specified Subsidiary, as applicable, shall be evidenced by a promissory note of the Company or a Specified Subsidiary, as applicable, payable to the order of such Bank substantially in the form of Exhibit 4.7(b) or 5.4(b)(2) hereto (sometimes called a "Competitive Bid Note" and together with the Syndicated Notes, the "Notes").

   (c) The Company or a Specified Subsidiary, as applicable, and each Bank shall maintain records of all Advances made by such Bank to the Company or a Specified Subsidiary, as applicable, the interest rate for such Advances, and all payments made on account of principal thereof and, prior to any transfer of any Note, such Bank shall endorse a record of the Advances evidenced by such Note held by such Bank on the grid attached thereto and forming a part of such Note. Failure by a Bank to record on the appropriate Note any Advance or payment shall not affect the obligation of the Company or a Specified Subsidiary, as applicable, with respect to such Advance or payment. If the records of the Company or a Specified Subsidiary, as applicable, and any Bank differ in any material respect, the records of such Bank shall govern absent manifest error.

   4.8 Repayment. The Company or a Specified Subsidiary, as applicable, shall repay the principal amount of each Advance made by each Bank on the last day of the Interest Period for such Advance, or on any earlier date required in accordance with the terms of this Agreement. If any Bank makes a new Advance to the Company or a Specified Subsidiary, as applicable, on a day on which the Company or a Specified Subsidiary, as applicable, is to repay all or any part of any outstanding Advance from such Bank, such Bank shall apply the proceeds of its new Advance to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed from such Bank and the amount being repaid to such Bank shall be made available by such Bank to the Company or a Specified Subsidiary, as applicable, as provided in
Section 2.2 or 3.9 (as applicable) or remitted by the Company or a Specified Subsidiary, as applicable, to such Bank as provided in Section 4.9, as the case may be.

   4.9 Payments and Computations. (a) The Company or a Specified Subsidiary, as applicable, shall make each payment hereunder and under the Notes not later than 12:00 noon (Chicago time) on the day when due in U.S. Dollars to the Banks in immediately available funds. The Company or a Specified Subsidiary, as applicable, shall make each payment of principal, interest, and commitment fees as such payment becomes due, ratably (in accordance with the obligation to which such payment relates) to the Banks for the account of their respective Applicable Lending Offices, and shall make payment of any other amount payable to any Bank, to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

   (b) All computations of interest and commitment fees shall be made on the basis of a year of 360 days (except for computation of interest based on the Base Rate, which shall be made on the basis of a year of 365 or 366 days, as the case may be) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable.

   (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be. If such extension would cause such payment with respect to a Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and the period of time during which such payment would have been outstanding but for compliance with this provision shall not be included in the computation of payment of interest with respect thereto.

   4.10 Effect of Notice of Borrowing. Subject to Section 4.11, each Notice of Borrowing shall be irrevocable and binding on the Company or a Specified Subsidiary, as applicable. In the event that a Notice of Borrowing is made by telephone and the written confirmation thereof differs in any respect from such telephone notice, the information contained in the written confirmation shall control for purposes of Advances to be made under this Agreement.

   4.11 Illegality; Interest Rate Inadequate or Unfair. The obligation of each Bank to extend an Advance on the date therefor is subject to the following:

   (a) If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, maintain, or fund its Adjusted CD Rate Advances or Eurodollar Rate Advances, such Bank shall so notify the Company. The Company and such Bank shall forthwith give notice thereof to the other Banks, whereupon until such Bank notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be suspended and each Adjusted CD Rate Advance or Eurodollar Rate Advance, as the case may be, which such Bank shall thereafter be required to make hereunder shall be made as a Base Rate Advance, which Base Rate Advance shall be made on the same day and have the same Interest Period as the Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, made by the other Banks comprising the balance of such Borrowing. If such Bank (i) shall determine that it may not lawfully continue to maintain and fund any of its outstanding Adjusted CD Rate Advances, Eurodollar Rate Advances, or Competitive Bid Advances to maturity, (ii) shall so specify in a written notice to the Company, and (iii) shall deliver to the Company an opinion of counsel concurring in such determination, the Company or a Specified Subsidiary, as applicable, shall immediately prepay in full the then outstanding principal amount of each such Adjusted CD Rate Advance, Eurodollar Rate Advance, or Competitive Bid Advance, as the case may be, the Company or a Specified Subsidiary, as applicable, shall borrow a Base Rate Advance (or if the Company or a Specified Subsidiary, as applicable, shall so elect (A) by two Business Days' notice to such Bank, an Adjusted CD Rate Advance in the case of an affected Eurodollar Rate Advance or Competitive Bid Advance or (B) by three Business Days' notice to such Bank, a Eurodollar Rate Advance in the case of an affected Adjusted CD Rate Advance or Competitive Bid Advance) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Adjusted CD Rate Advances, Eurodollar Rate Advances, or Competitive Bid Advances of the other Banks), and such Bank shall make such Advance.

   (b) Subject to Section 4.3(c), if by the first day of the Interest Period for any requested Syndicated Borrowing consisting of Adjusted CD Rate Advances or by the first Business Day before the date of any requested Borrowing consisting of Eurodollar Rate Advances less than two Reference Banks furnish timely information to the Company and the Banks for determining the Adjusted CD Rate for Adjusted CD Rate Advances, or the Eurodollar Rate for Eurodollar Rate Advances, comprising such requested Borrowing, the right of the Company or a Specified Subsidiary, as applicable, to select Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, for such Borrowing and any subsequent Borrowing shall be suspended until at least two Reference Banks shall furnish such information. Upon such suspension, the Company or a Specified Subsidiary, as applicable, shall by 1:00 p.m. (Chicago time) on such Business Day notify the Banks whether it shall revoke the related Notice of Borrowing or shall amend the related Notice of Borrowing to request an unaffected Type of Advance. If the Company or a Specified Subsidiary, as applicable, elects to revoke such Notice of Borrowing, the obligation of the Banks to make Advances in connection with such Notice of Borrowing shall thereupon terminate. If the Company or a Specified Subsidiary, as applicable, elects to amend such Notice of Borrowing, the Company or a Specified Subsidiary, as applicable, shall specify, in its notice thereof to the Banks, the Type of Advances to be made in connection with such Notice of Borrowing, which Type of Advances, unless the Company or a Specified Subsidiary, as applicable, is not able to comply with the notice requirements set forth with respect thereto in the first sentence of Section 2.2, shall be the Type of Advance each Bank shall make in connection with such Notice of Borrowing. In the event that (i) the Company or a Specified Subsidiary, as applicable, shall fail to give timely notice to the Banks as provided herein as to whether the Company or a Specified Subsidiary, as applicable, shall revoke or amend a Notice of Borrowing or (ii) the Company or a Specified Subsidiary, as applicable, is not able to comply with the notice requirements set forth in the first sentence of Section 2.2 with respect to a requested unaffected Type of Advance, the Company or a Specified Subsidiary, as applicable, shall be deemed to have requested Base Rate Advances in substitution for the affected Advances, and each Bank obligated to participate in such Borrowing shall extend a Base Rate Advance to the Company or a Specified Subsidiary, as applicable, in lieu of the originally requested Type of Advance. Each Advance to be made in connection with an amended Notice of Borrowing pursuant to this subsection (b) shall be made on the date specified in the original Notice of Borrowing with respect thereto and shall have an Interest Period which is approximately the same duration as the Interest Period originally requested but which conforms to the conventions, if any, for the substituted Type of Advance.

   (c) If the Majority Banks shall, by 11:00 a.m. (Chicago time) on the first Business Day before the date of any requested Borrowing consisting of Adjusted CD Rate Advances or Eurodollar Rate Advances, notify the Company (setting forth in writing the reasons therefor) that the Adjusted CD Rate for Adjusted CD Rate Advances or the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Adjusted CD Rate Advances or Eurodollar Rate Advances for such Borrowing, the right of the Company or a Specified Subsidiary, as applicable, to select Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, for such Borrowing and any subsequent Borrowing shall be suspended until such Majority Banks notify the Company in writing that the circumstances causing such suspension no longer exist. Upon such suspension, the Company or a Specified Subsidiary, as applicable, shall by 1:00 p.m. (Chicago time) on such Business Day notify the Banks whether it shall revoke the related Notice of Borrowing or shall amend the related Notice of Borrowing to request an unaffected Type of Advance. If the Company or a Specified Subsidiary, as applicable, elects to revoke such Notice of Borrowing, the obligation of the Banks to make Advances in connection with such Notice of Borrowing shall thereupon terminate. If the Company or a Specified Subsidiary, as applicable, elects to amend such Notice of Borrowing, the Company or a Specified Subsidiary, as applicable, shall specify, in its notice thereof to the Banks, the Type of Advances to be made in connection with such Notice of Borrowing, which Type of Advance, unless the Company or a Specified Subsidiary, as applicable, is not able to comply with the notice requirements set forth with respect thereto in the first sentence of Section 2.2, shall be the Type of Advance each Bank shall make in connection with such Notice of Borrowing. In the event that (i) the Company or a Specified Subsidiary, as applicable, shall fail to give timely notice to the Banks as provided herein as to whether the Company or a Specified Subsidiary, as applicable, shall revoke or amend a Notice of Borrowing or (ii) the Company or a Specified Subsidiary, as applicable, is not able to comply with the notice requirements set forth in the first sentence of Section 2.2 with respect to a requested unaffected Type of Advance, the Company or a Specified Subsidiary, as applicable, shall be deemed to have requested Base Rate Advances in substitution for the affected Advances, and each Bank obligated to participate in such Borrowing shall extend a Base Rate Advance to the Company or a Specified Subsidiary, as applicable, in lieu of the originally requested Adjusted CD Rate Advance or Eurodollar Rate Advance. Each Advance to be made in connection with an amended Notice of Borrowing pursuant to this subsection
(c) shall be made on the date specified in the original Notice of Borrowing with respect thereto and shall have an Interest Period which is approximately the same duration as the Interest Period originally requested but which conforms to the conventions, if any, for the substituted Type of Advance.

   4.12 Increased Costs. (a) Subject to Section 4.13, if any Bank shall determine that by reason of (i) the introduction of or any change in any applicable law, regulation, or guideline (including the phasing-in of a provision of any applicable law, regulation, or guideline) or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof or court of competent jurisdiction and/or (ii) compliance by such Bank with any requirement of or directive from any central bank or other fiscal, monetary, or other regulatory authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing or committing to make or making, funding, or maintaining any Fixed Rate Advances or any reduction in any amount receivable by such Bank in respect of Fixed Rate Advances under this Agreement, then the Company or a Specified Subsidiary, as applicable, shall from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof) pay to such Bank such amounts as are stated therein to be required to indemnify such Bank against such increased costs and reduction. The certificate of such Bank as to the amount of such increased costs or reduction shall set forth in reasonable detail the computation of such increased costs and reduction. The costs or reduction shall set forth in reasonable detail the computation of such increased costs or reduction, and shall be binding and conclusive in the absence of manifest error. Amounts payable pursuant to this Section 4.12(a) shall not include amounts which the Company or a Specified Subsidiary, as applicable, is obligated to pay pursuant to the definition of "Adjusted CD Rate" or "Eurodollar Rate" or Section 4.14. A Bank which demands indemnification hereunder as a result of an increased cost or reduction referred to herein shall deliver the certificate referred to above to the Company demanding indemnification no later than the later of (A) the 60th day immediately following each payment or realization by such Bank of such increased cost or reduction (and such certificate shall certify that the amounts set forth therein were paid or realized within such 60 day period) and
(B) the 60th day immediately following such Bank's knowledge of the incurrence or realization by such Bank of such increased cost or reduction (and such certificate shall so certify).

   (b) In the event that any Bank shall have determined that the adoption after the date of this Agreement of any law, rule, guideline, or regulation regarding the amount of capital required or expected to be maintained ("capital adequacy") by such Bank or any corporation controlling such Bank, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other similar authority after the date of this Agreement, does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof), the Company shall pay to such Bank such additional amounts as are stated therein to be required to compensate it for such reduction; provided, however, that in no event shall the Company be obligated to pay such Bank any such additional amount during any quarterly period which exceeds .25% of the average daily amount of such Bank's Commitment Fee Base for such period. The certificate of such Bank as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction, and shall be binding and conclusive in the absence of manifest error. A Bank which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the Company demanding indemnification no later than the later of (A) the 60th day immediately following each realization by such Bank of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such 60 day period) and (B) the 60th day immediately following such Bank's knowledge of the realization by such Bank of such reduction (and such certificate shall so certify). If any Bank shall not be fully compensated for any additional amounts certified to the Company pursuant to this Section 4.12(b) by virtue of the limitation set forth in the proviso to the first sentence of this Section 4.12(b), such Bank may elect to cancel the unused portion of the Commitment of such Bank (a "Cancelling Bank") by giving notice thereof (a "Cancellation Notice") to the Company specifying the proposed effective date of cancellation (the "Bank Cancellation Date") of the unused portion of such Cancelling Bank's Commitment, which date shall not in any event be less than 10 Business Days following the date of such notice.
Any outstanding Advance of such Cancelling Bank constituting a Base Rate Advance or having an Interest Period ending on the Bank Cancellation Date shall be paid on the Bank Cancellation Date and any other Advance of such Cancelling Bank shall remain outstanding until the last day of the Interest Period therefor or until otherwise required to be paid in accordance with the terms of this Agreement. Upon the Company's receipt of such Cancellation Notice, one or more of the other Banks may agree, upon request of the Company, to succeed in the aggregate to the entire Commitment of the Cancelling Bank on the Bank Cancellation Date, which succession shall, with respect to the unused portion of such Cancelling Bank's Commitment, become effective as of such Bank Cancellation Date and, with respect to the remaining portion of such Cancelling Bank's Commitment, become effective as and when such Cancelling Bank's Advances are repaid. On the Bank Cancellation Date, the Cancelling Bank shall have no further Commitment and shall no longer be a "Bank" under this Agreement for any purpose (other than in each case with respect to Advances made by such Bank which remain outstanding after such date).

   4.13 Performance of Banks' Obligations. Each Bank shall use its reasonable and good faith efforts to keep apprised of all events and circumstances that would (i) excuse or prohibit such Bank from performing its obligation to make Eurodollar Rate Advances hereunder pursuant to Section 4.11(a) or (b) or (ii) permit such Bank to demand increased costs pursuant to
Section 4.12. Such Bank shall, as soon as practicable after becoming aware of any such event or circumstance, use its reasonable and good faith efforts, to the extent permitted by law, to perform its obligations to make Eurodollar Rate Advances through another office or lending office, and with respect to increased costs, to mitigate such increased costs (if the use of such other office or lending office, or such mitigation would not adversely affect the performance of such obligations or repayment of the Advances or result in any increased cost, loss, liability, or other disadvantage to such Bank), in either case if by taking the action contemplated by the foregoing, such event or circumstance would cease to exist.

   4.14 Taxes. (a) All payments made by the Company or a Specified
Subsidiary, as applicable, under this Agreement or under the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present and future income, stamp, or other taxes, levies, imposts, deductions, charges, or withholdings imposed, assessed, levied, or collected by any country or any political subdivision or taxing authority thereof or therein but excluding taxes imposed on net income of the Bank to which such amount is payable by the country under the laws of which such Bank is organized or managed and controlled or any political subdivision or taxing authority thereof or therein or the country in which such Bank's Applicable Lending Office may be located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charge, or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from the amounts payable to any Bank hereunder, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any tax is paid by the Company or a Specified Subsidiary, as applicable, as promptly as possible thereafter, the Company or a Specified Subsidiary, as applicable, shall send to the relevant Bank a certified copy of any original receipt received by the Company or a Specified Subsidiary, as applicable, showing payment thereof. If the Company or a Specified Subsidiary, as applicable, fails to pay any Taxes when due to the appropriate taxing authority, the Company or a Specified Subsidiary, as applicable, shall indemnify each Bank for any incremental taxes, interest, or penalties that may become payable by such Bank as a result of any such failure.

   (b) Each of Chemical Bank, Continental Bank N.A., The First National Bank of Chicago, Bank of America National Trust and Savings Association and The Northern Trust Company represents that it is incorporated under the laws of the United States of America or a state thereof. Within 30 days after the date of execution of this Agreement, each other Bank agrees that it will deliver to the Company (i) either (A) a statement that it is incorporated under the laws of the United States of America or a state thereof or (B) if it is not so incorporated, a letter in duplicate in the form of Exhibit 4.14(a) or Exhibit 4.14(b) attached hereto, as appropriate, and two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Bank which delivers to the Company a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Company two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless in any such case an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Company that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

   (c) Without affecting its rights under this Section 4.14 or any other provision of this Agreement, each Bank agrees that in the event that any Taxes are imposed and required by law to be paid or to be withheld from any amount payable to any Bank or its Applicable Lending Office with respect to which the Company or a Specified Subsidiary, as applicable, would be obligated pursuant to this Section 4.14 to increase any amounts payable to such Banks or to pay any such Taxes, such Bank shall use reasonable efforts to select an alternative Applicable Lending Office which would not result in the imposition of such Taxes; provided, however, that no Bank shall be obligated to select an alternative Applicable Lending Office if such Bank determines, in its sole discretion, that (i) as a result of such selection such Bank would be in violation of an applicable law, regulation, treaty, directive, or guideline or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank.

   (d) To the extent that, as determined by any Bank in its sole discretion and without any obligation to disclose its tax records, Taxes have been irrevocably utilized by such Bank (either as credits or deductions) to reduce its tax liabilities and such utilization is consistent with its overall tax policy, such Bank shall pay to the Company or a Specified Subsidiary, as applicable, an amount equal to such reduction obtained to the extent of such increased amounts paid by the Company or a Specified Subsidiary, as applicable, to such Bank as aforesaid.

   4.15 Effect of Failure to Borrow or Fund. (a)In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Fixed Rate Advances, the Company or a Specified Subsidiary, as applicable, shall indemnify each Bank against all direct out-of-pocket losses and reasonable expenses incurred by such Bank as a result of any failure by the Company or a Specified Subsidiary, as applicable, to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article V to the extent of all direct out-of-pocket losses and reasonable expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. The Company or a Specified Subsidiary, as applicable, shall not be liable to any Bank under this Section 4.15(a) with respect to consequential damages arising or incurred by such Bank in connection with the Company's or a Specified Subsidiary's, as applicable, failure to fulfill timely the applicable conditions set forth in Article V.

   (b) Each Bank shall indemnify the Company or a Specified Subsidiary, as applicable, against all direct out-of-pocket losses and reasonable expenses incurred by the Company or a Specified Subsidiary, as applicable, as a result of any failure by such Bank to make timely any Advance in the manner and at the time such Advance is required to be made in accordance with Section 2.2 or 3.9, as applicable (but only if all of the conditions precedent to the making of such Advances were timely satisfied or waived pursuant to Section 10.1), to the extent of all interest and overdraft charges and all direct out-of-pocket losses and reasonable expenses incurred by reason of the Company or a Specified Subsidiary, as applicable, borrowing funds at a higher rate of interest than the rate of interest applicable to any Advance not made; provided, however, that the aggregate amount payable to the Company or a Specified Subsidiary, as applicable, by any Bank under this Section 4.15(b) shall not exceed the Daily Indemnity Amount for each of the first two Business Days (and for each non-Business Day occurring prior to either of the first or second of such Business Days) after such Bank has failed to make timely such Advance and such failure has continued. Beginning with the day (whether or not a Business Day) immediately succeeding the second Business Day after any such failure to make an Advance, the amount payable to the Company or a Specified Subsidiary, as applicable, by any Bank in respect of each day on which such failure has continued shall no longer be limited by the proviso in the preceding sentence. For purposes of this Section 4.15(b), "Daily Indemnity Amount" shall mean the amount equal to the product of (i) the amount of the Advance which a Bank has failed to make timely as otherwise required in accordance with Section 2.2 or 3.9 and (ii) the Federal Funds Rate (calculated on a per diem basis). No Bank shall be liable to the Company or a Specified Subsidiary, as applicable, under this Section 4.15(b) with respect to consequential damages arising or incurred by the Company or a Specified Subsidiary, as applicable, in connection with such Bank's failure to make timely any Advance hereunder.

   (c) The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

   4.16 Termination and Prepayment with Respect to Any Bank. (a)In addition to the right of the Company to terminate in whole or reduce ratably in part the respective Commitments of the Banks as described in Section 4.5 and the right of the Company and each Specified Subsidiary to prepay Syndicated Advances as described in Section 4.6, the Company shall have the right to terminate the unused portion of the Commitment of any Bank and to prepay and cause each Specified Subsidiary to prepay all outstanding Advances made by such Bank in the manner described in this Section 4.16 if (i) such Bank shall be an Objecting Bank or (ii) the Company shall have received notice (a "Special Notice") from such Bank that such Bank (A) cannot extend an Adjusted CD Rate Advance or a Eurodollar Rate Advance and shall exercise its rights pursuant to Section 4.11(a), or (B) claims reimbursement for increased costs pursuant to Section 4.12(a) or reduced returns pursuant to Section 4.12(b), or
(C) claims reimbursement for Taxes pursuant to Section 4.14.

   (b) Upon any Bank becoming an Objecting Bank or upon receipt by the Company of a Special Notice from any Bank, the Company may elect to terminate the unused portion of the Commitment of such Bank by giving notice thereof within 30 days thereafter (a "Termination Notice") to such Bank specifying therein (i) the name of such Bank ("Terminated Bank"), (ii) the proposed effective date of termination ("Bank Termination Date") of the unused portion of such Terminated Bank's Commitment, which date shall not in any event be less than five Business Days following the date of such Termination Notice,
(iii) one or more commercial banks (each, a "Successor Bank"), each such Successor Bank having a combined capital, surplus (or its equivalent) and undivided profits in an amount not less than U.S. $500,000,000 (or its equivalent in another currency), which Successor Bank or Successor Banks shall have agreed, in the aggregate, to succeed to the entire Commitment of such Terminated Bank on the Bank Termination Date, and (iv) whether the Company or a Specified Subsidiary, as applicable, shall, on the Bank Termination Date, prepay all the outstanding Advances made by such Terminated Bank.

   (c) Unless the Company shall have elected, as evidenced by its Termination Notice, to prepay and cause each Specified Subsidiary to prepay all the Advances made by a Terminated Bank outstanding as of the Bank Termination Date, any Advance made by such Terminating Bank constituting a Base Rate Advance or having an Interest Period ending on the Bank Termination Date shall be paid on the Bank Termination Date and any other Advance made by such Terminated Bank shall remain outstanding until the last day of the Interest Period therefor or until otherwise required to be paid in accordance with the terms of this Agreement (including the provisions of Section 4.6). The Successor Bank or Successor Banks specified by the Company in a Termination Notice shall have agreed, prior to the Bank Termination Date, to succeed, in the aggregate, to the entire Commitment of such Terminated Bank on the Bank Termination Date which succession shall, with respect to the unused portion of such Terminated Bank's Commitment as of such Bank Termination Date, become effective as of the Bank Termination Date and, with respect to the remaining portion of such Terminated Bank's Commitment, become effective as and when such Terminated Bank's Advances are repaid.

   (d) If the Company shall have elected, as evidenced by its Termination Notice, to prepay and cause each Specified Subsidiary to prepay all the Advances made by a Terminated Bank outstanding as of the Bank Termination Date, the Successor Bank or Successor Banks shall in the aggregate extend to the Company and its Specified Subsidiaries, as applicable, on the Bank Termination Date, Advances (with interest at a rate to be agreed upon by the Company and each Successor Bank) corresponding in respective amounts to each Advance being prepaid as of such date, each of which Advances shall have an Interest Period beginning on the Bank Termination Date and ending on the last day of the Interest Period of the Advance being prepaid to which it corresponds; provided that, upon the mutual agreement of the Company and the Successor Bank (or Successor Banks, as applicable), the Company may elect not to require the Successor Bank (or Successor Banks, as applicable) to extend Competitive Bid Advances in substitution for the Competitive Bid Advances extended by the Terminated Bank.

   (e) Each such termination pursuant to this Section 4.16 shall be effective on the Bank Termination Date proposed by the Company in the related Termination Notice if (i) no Event of Default shall have occurred prior to such date and be continuing on such date, (ii) in the event the Company shall have elected to prepay and cause each Specified Subsidiary to prepay all Advances made by such Terminated Bank outstanding as of such date, (A) the Company and such Specified Subsidiary shall have prepaid the outstanding aggregate amount of all Advances made by the Terminated Bank, together with accrued interest to such date on the amount prepaid and all other amounts payable to such Bank as of such date and (B) the Successor Bank or Successor Banks shall have extended to the Company or such Specified Subsidiary Advances equal in aggregate amount to the Advances of the Terminated Bank being prepaid as required pursuant to Section 4.16(d), and (iii) each Bank shall have received evidence that the Successor Bank or Successor Banks shall have agreed in the aggregate to succeed to the entire Commitment of the Terminated Bank in accordance with this Section 4.16.

   (f) Subject to subsection (e) above, on the Bank Termination Date, (i) each Successor Bank, upon execution of an agreement with the Company substantially in the form of Exhibit 4.16(f) attached hereto, shall become a party to this Agreement as if such Successor Bank shall have been named on the signature pages hereof, and such Successor Bank shall have all the rights and obligations of a "Bank" hereunder and (ii) the Terminated Bank shall have no further Commitment under this Agreement and shall no longer be a "Bank" under this Agreement for any purpose (other than in each case with respect to Advances made by such Bank which remain outstanding after such date) except insofar as it shall be entitled to any payment or indemnification, or be obligated to make any indemnification (including, without limitation, pursuant to Section 4.15(b)), on account of any event which shall have occurred, or any right or liability which shall have arisen, on or prior to the date of repayment of such outstanding Advances. The termination of any Bank's Commitment and the prepayment of such Bank's Advances pursuant to this Section
4.16 shall not relieve or satisfy the obligations of the Company or a Specified Subsidiary, as applicable, to make any such prepayments free and clear of all Taxes, to reimburse such Bank for all increased costs pursuant to
Section 4.12, or to comply with all other terms and conditions of this Agreement (including, without limitation, Section 10.4). A Successor Bank shall be subject to the Syndicated Reduction (or, in the case of more than one Successor Bank, its ratable share of the Syndicated Reduction) of the Terminated Bank it succeeds upon the Bank Termination Date applicable to such successor.

   4.17 Extensions of the Termination Date. (a) The Termination Date shall be extended by an additional year if (i) the Company shall deliver a notice in writing to each Bank by October 31, 1993 or October 31 of any subsequent year (if the Termination Date has been previously extended), requesting that the Termination Date be December 31 of the third following year and (ii) by November 30, 1993 or November 30 of any subsequent year (if the Termination Date has been previously extended), the Majority Banks have notified the Company in writing that they agree to the requested extension. Failure on the part of any Bank to respond to any such request shall be deemed to be a denial of such request by such Bank and, with respect to any such Bank and any Banks which shall have denied such request in writing (each such Bank being referred to herein as an "Objecting Bank"), the Termination Date shall, subject to
Section 4.16, continue to be the then existing Termination Date. If the Majority Banks have not agreed to the requested extension, the Termination Date as to all of the Banks shall continue to be the then-existing Termination Date.

   (b) Any Objecting Bank, the Commitment of which shall expire prior to any extended Termination Date, shall, subject to Section 4.16, have its Advances paid in full by the Company or a Specified Subsidiary, as applicable, on the then-existing Termination Date, together with accrued interest thereon, and shall have any accrued and unpaid commitment fee or other amounts payable to it hereunder paid on such Termination Date.

                                   ARTICLE V
                            CONDITIONS TO BORROWING

   The obligation of each Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

   5.1 All Borrowings by the Company. (a)In the case of each Refunding Borrowing by the Company:

     (i)   Receipt by the Banks of notice of such Borrowing as required by
   Section 2.2 in the case of a Syndicated Borrowing, and satisfaction of the conditions set forth in sections 3.2 and 3.6 in the case of a Competitive Bid Borrowing; and

     (ii) The fact that, immediately after such Refunding Borrowing, no Default shall have occurred and be continuing.

   Each Refunding Borrowing by the Company hereunder shall be deemed to be a representation and warranty by the Company on the date of such Refunding Borrowing as to the fact specified in paragraph (a)(ii) above of this
   Section 5.1.

   (b) In the case of each Borrowing by the Company which is not a Refunding
Borrowing:

     (i) Receipt by the Banks of notice of such Borrowing as required by Section 2.2 in the case of a Syndicated Borrowing, and satisfaction of the conditions set forth in Sections 3.2 and 3.6 in the case of a Competitive Bid Borrowing;

     (ii) The fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

     (iii) The fact that the representations and warranties of the Company in
   Article VI (other than the representation and warranty contained in the first sentence of Section 6.1(b) which representation and warranty shall not be made or deemed made in connection with any Borrowing subsequent to the First Borrowing) shall be true on and as of the date of such Borrowing (including before and after giving effect to such Borrowing and the application of the proceeds therefrom).

   Each Borrowing by the Company hereunder which is not a Refunding Borrowing shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in paragraphs (b)(ii) and
   (b)(iii) above of this Section 5.1.

   5.2 Additional Conditions to First Borrowing by the Company. In the case of the First Borrowing by the Company in addition to the requirements of
Section 5.1 (and, if applicable, Section 5.5), delivery to each of the Banks of the following:

   (a) The Notes payable to the order of the Banks, respectively, executed by the Company;

   (b) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to this Agreement and the Notes;

   (c) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents or certificates to be delivered pursuant to this Agreement;

   (d) A certificate, signed by the chief financial officer of the Company, stating that (i) on the date of the First Borrowing all conditions to such Borrowing have been satisfied and that no Default has occurred and is continuing, and (ii) the representations and warranties contained in Article VI are correct on and as of the date of such Borrowing as though made on and as of such date;

   (e) A favorable opinion of Charles O. Ziemer, Esq., Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit 5.2(e) hereto, dated the date of such Borrowing;

   (f) A favorable opinion of Mayer, Brown & Platt, special counsel for the Banks, substantially in the form of Exhibit 5.2(f) hereto;

   (g) The certificate of incorporation of the Company, as amended, certified by the Secretary of State of Delaware as of a date no more than one month prior to the date of such Borrowing;

   (h) A certificate of good standing with respect to the Company, certified by the Secretary of State of Delaware and Illinois as of a date not more than one month prior to the date of such Borrowing; and

   (i) A copy, certified by the Secretary or Assistant Secretary of the Company, of the Company's by-laws.

   5.3 All Borrowings by Specified Subsidiaries. (a) In the case of each Refunding Borrowing by a Specified Subsidiary:

     (i)   Receipt by the Banks of notice of such Borrowing as required by
   Section 2.2 in the case of a Syndicated Borrowing, and satisfaction of the conditions set forth in Sections 3.2 and 3.6 in the case of a Competitive Bid Borrowing; and

     (ii) The fact that, immediately after such Refunding Borrowing, no Default shall have occurred and be continuing.

     Each Refunding Borrowing by a Specified Subsidiary hereunder shall be deemed to be a representation and warranty by the Company and such Specified Subsidiary on the date of such Refunding Borrowing as to the fact specified in paragraph (a)(ii) above of this Section 5.3.

   (b) In the case of each Borrowing by a Specified Subsidiary which is not a Refunding Borrowing:

     (i)   Receipt by the Banks of notice of such Borrowing as required by
   Section 2.2 in the case of a Syndicated Borrowing, and satisfaction of the conditions set forth in Sections 3.2 and 3.6 in the case of a Competitive Bid Borrowing;

     (ii) The fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

     (iii) As of the date of such Borrowing and after giving effect thereto, the aggregate amount of outstanding Permitted Advances to such Specified Subsidiary shall not exceed the maximum amount of Permitted Advances with respect to such Specified Subsidiary previously approved by the Majority Banks pursuant to Sections 1.4(a) and (b) hereof, as such amount may have been reduced as of such date pursuant to Section 1.4(c), and the aggregate amount of outstanding Permitted Advances to all Specified Subsidiaries shall not exceed $100,000,000;

     (iv) The fact that the representations and warranties of (A) the Company set forth in Article VI of this Agreement (other than the representation and warranty contained in the first sentence of Section 6.1(b)) and (B) such Specified Subsidiary set forth in the applicable Specified Subsidiary Agreement shall be true and correct on and as of the date of such Borrowing (including before and giving effect to such Borrowing and the application of the proceeds therefrom); and

     (v) Each Bank shall have received a copy of the written approvals of the Majority Banks of (A) the initial designation of the proposed Subsidiary as a Specified Subsidiary pursuant to Section 1.4(a) on or prior to the date of the First Borrowing by such Specified Subsidiary and, if applicable, (B) any increase in the maximum amount of Permitted Advances which may be made to such Specified Subsidiary pursuant to
   Section 1.4(b) on or prior to the effective date of such increase.

   Each Borrowing by a Specified Subsidiary hereunder shall be deemed to be a representation and warranty by the Company and such Subsidiary on the date of such Borrowing as to the facts specified in paragraphs (b)(ii), (b)(iii),
(b)(iv), and (b)(v) above of this Section 5.3.

   5.4 Additional Conditions to First Borrowing by Any Specified Subsidiary. In the case of the First Borrowing by any Specified Subsidiary, in addition to the requirements of Section 5.3 (and, if applicable, Section 5.5), there shall have been delivered to each of the Banks each of the following:

   (a) A Specified Subsidiary Agreement in the form attached hereto as
Exhibit 1.4(a), duly executed by the Company and such designated Specified Subsidiary as of such date;

   (b) Notes in the forms attached hereto as Exhibits 5.4(b)(1) and 5.4(b)(2), respectively, payable to the order of each of the Banks, respectively, executed by such Specified Subsidiary;

   (c) Certified copies of the resolutions of the Board of Directors of such Specified Subsidiary approving the Specified Subsidiary Agreement and the Notes, and of all documents evidencing other necessary corporate action with respect to its Specified Subsidiary Agreement and its Notes;

   (d) A certificate of the Secretary or an Assistant Secretary of such Specified Subsidiary certifying the names and true signatures of the officers of such Specified Subsidiary authorized to sign its Specified Subsidiary Agreement and its Notes and the other documents or certificates to be delivered pursuant to this Agreement or the Specified Subsidiary Agreement;

   (e) A certificate, signed by the chief financial officer of each of the Company and such Specified Subsidiary, stating that (i) on the date of the First Borrowing by such Specified Subsidiary, all conditions to such Borrowing have been satisfied and that no Default has occurred and is continuing, and
(ii) all representations and warranties made in Article VI of this Agreement and in the applicable Specified Subsidiary Agreement are correct on and as of the date of such Borrowing as though made on and as of such date;

   (f) The certificate of incorporation of such Specified Subsidiary, as amended, certified by the Secretary of State of its jurisdiction of qualification as of a date not more than one month prior to the date of such Borrowing;

   (g) A certificate of good standing (or the equivalent thereof customarily issued by the applicable jurisdiction) with respect to such Specified Subsidiary, certified by the Secretary of State or equivalent officer of its jurisdiction of organization as of a date not more than one month prior to the date of such Borrowing;

   (h) A favorable opinion of Charles O. Ziemer, Esq., Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit 5.4(h) to this Agreement. dated the date of such Borrowing;

   (i) A copy, certified by the Secretary or Assistant Secretary of such Specified Subsidiary, of such Specified Subsidiary's by-laws; and

   (j) Copies of the most recent annual unaudited financial statements of such Specified Subsidiary, together with the most recent quarterly unaudited financial statements with respect to such Specified Subsidiary, including a balance sheet, statement of income, and statement of cash flows, in each case certified as correct and complete by an authorized financial officer of such Specified Subsidiary.

   5.5 First Borrowing. In the case of the First Borrowing by either the Company or a Specified Subsidiary, delivery to each of the Banks of a counterpart of a Subsidiary Guaranty in the form attached hereto as Exhibit
5.5 (as amended or otherwise modified from time to time, the "Subsidiary Guaranty"), executed by sufficient Subsidiaries to cause the Company to be in compliance with Section 7.18, together with (i) certified copies of resolutions of the Board of Directors of each such Subsidiary approving the Subsidiary Guaranty, (ii) certified copies of all documents evidencing other necessary corporate action on the part of each such Subsidiary with respect to the Subsidiary Guaranty, and (iii) a certificate of the Secretary or an Assistant Secretary of each such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to sign the Subsidiary Guaranty and any documents to be delivered pursuant thereto.

   5.6 All Borrowings Prior to Termination of the 1988 Credit Agreement. In the case of any Borrowing prior to the date on which the 1988 Credit Agreement shall have been terminated and all advances thereunder shall have been paid in full, the Company shall have delivered to each Bank a certificate to the effect that, after giving effect to such Borrowing (and, if applicable, the concurrent repayment of outstanding advances under the 1988 Credit Agreement), the sum of the aggregate principal amount of all Advances plus the aggregate principal amount of all advances under the 1988 Credit Agreement will not exceed $300,000,000 (it being understood that prior to or concurrently with the initial Borrowing, the Company shall have given irrevocable notice terminating the unused portion of all commitments under the 1988 Credit Agreement and undertaking to (x) repay at the respective maturity dates all outstanding advances thereunder and (y) concurrently terminate the corresponding remaining amount of the commitment thereunder).

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

   The Company hereby represents and warrants to each Bank that:

   6.1 Corporate Existence; Subsidiaries. (a) The Company and each
Significant Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority and all necessary material licenses and permits to own its properties and to conduct the business in which it is currently engaged.

   (b) Schedule 6.1(b) attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation, and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries, and identifies those Subsidiaries which are Significant Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien with the exception of rights of first refusal granted to certain minority shareholders in certain Foreign Restricted Subsidiaries. All such shares have been duly issued and are fully paid and non-assessable.

   6.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery, and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority, and do not (i) contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company, or of any agreement, indenture, judgment, injunction, order, decree, or other instrument binding upon the Company or (ii) result in the creation or imposition of any lien on any property of the Company.

   6.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Company, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether enforcement is sought by proceedings in equity or at law).

   6.4 Financial Information. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1991, and the related consolidated statements of income and cash flows and common shareholders' investment for the fiscal year then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to each of the Banks, present fairly the consolidated financial condition of the Company and its consolidated subsidiaries as at such date and the consolidated results of their operations and changes in financial position for the fiscal year then ended, in conformity with generally accepted accounting principles consistently applied except as noted therein.

   (b) As set forth in the Company's most recent quarterly report as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1992, and the related unaudited consolidated statements of income and cash flow for the nine-month period ended on such date, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date and the consolidated results of their operations for the nine-month period then ended (subject to normal year-end audit adjustments).

   (c) Since December 31, 1991, there has been no Material Adverse Change in the financial condition or results of operations of the Company and its consolidated Subsidiaries considered as a whole.

   6.5 Litigation. There is no pending or, to the best of the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect on the financial condition or results of operations of the Company and its consolidated Subsidiaries considered as a whole or which purports to affect the validity or enforceability of this Agreement or any Note.

   6.6 Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1985. The Company and its Significant Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Significant Subsidiaries, except for taxes and assessments being contested by the Company in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Company or its Subsidiaries, as the case may be. The charges, accruals, and reserves on the books of the Company and its Significant Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

   6.7 ERISA. The Company and its Subsidiaries have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. No Reportable Event (as defined in Title IV of ERISA) or any other event or condition exists which presents a material risk of (i) termination by the Pension Benefit Guaranty Corporation of any single-employer plan (as defined in Section 4001(a)(15) of ERISA) providing benefits for employees of the Company or any Subsidiary and which has an Unfunded Liability of more than $10,000,000 or (ii) the assessment of withdrawal liability against the Company or any Subsidiary in connection with any multi-employer plan (whether under Section 4203 or Section 4205 of ERISA) in excess of $10,000,000.

   6.8 Regulation U. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock and Margin Stock constitutes less than 25% of the Company's consolidated assets. The proceeds of the Advances will be used by the Company for working capital and other general corporate purposes; no part of the proceeds of any Advance hereunder will be used for any purpose which violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

   6.9 Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   6.10 No Default.  No Default has occurred and is continuing.

   6.11 Compliance with Environmental Laws. The Company complies with all applicable Federal, state, or local laws, statutes, rules, regulations, or ordinances relating to public health, safety, or the environment (including, without limitation, those relating to: (a) releases, discharges, emissions, or disposals to air, water, land, or ground water; (b) to the withdrawal or use of ground water; (c) to the use, handling, or disposal of polychlorinated biphenyls (PCB's), asbestos, or urea formaldehyde; (d) to the treatment, storage, disposal, or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products, or other hydrocarbons);
(e) to exposure to toxic, hazardous, or other controlled, prohibited, or regulated substances; and (f) to the transportation, storage, disposal, management, or release of gases or liquid substances) the failure to comply with which could reasonably be expected to have a Material Adverse Effect on the Company, its consolidated Subsidiaries, their businesses and properties, considered as a whole.

                                  ARTICLE VII
                                   COVENANTS

   The Company agrees that, so long as there is any obligation by any Bank to make Advances hereunder, any Advance to the Company or a Specified Subsidiary, as applicable, remains outstanding and unpaid, or any other amount is owing by the Company or a Specified Subsidiary, as applicable, to any Bank hereunder (unless the Majority Banks shall otherwise consent in writing):

   7.1 Corporate Existence, etc. The Company will preserve and keep in force and effect, and will cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 7.12 hereof, and provided further that the Company may terminate the corporate existence of any Restricted Subsidiary and any license or permit necessary to the conduct of its business if in the opinion of the Board of Directors of the Company such existence or the maintenance of such license or permit is no longer in the best interest of the Company and is not prejudicial to the interests of the Banks hereunder.

   7.2 Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

   7.3 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any material part of the property or business of the Company of such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials, which if unpaid might become a material lien or charge upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable, or claim if (i) the validity, applicability, or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it, in accordance with generally accepted accounting principles, to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances, or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would have a Material Adverse Effect on the properties, business, prospects, profits, or condition of the Company and its Subsidiaries or would result in any material lien or charge upon any property of the Company or any Subsidiary.

   7.4 Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (so far as is necessary to the proper conduct of its business) and from time to time will make all necessary repairs, replacements, renewals, and additions so that at all times the efficiency thereof shall be maintained.

   7.5 Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

   7.6 Current Ratio. The Company will keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities as at the end of each quarterly fiscal period of the Company at not less than 1.20 to 1.

   7.7 Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than $600,000,000.

   7.8 Limitations on Debt. (a)The Company will not and will not permit any Restricted Subsidiary to create, assume, or incur or in any manner be or become liable in respect of any Funded Debt, except:

     (i)   the Notes;

     (ii) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and described on Schedule 7.8 attached hereto;

     (iii) unsecured Funded Debt of the Company and its Restricted Subsidiaries, provided, that at the time of issuance thereof and after giving effect thereto and the application of the proceeds thereof:

           (1) Consolidated Funded Debt shall not exceed 50% of Total Capitalization;

           (2) in the case of unsecured Funded Debt of U.S. Restricted Subsidiaries, the unsecured Funded Debt of such Restricted Subsidiaries shall not exceed 5% of Consolidated Tangible Net Worth;and

           (3) the unsecured Funded Debt of all Restricted Subsidiaries shall not exceed 15% of Consolidated Tangible Net Worth (for purposes of calculations under this Section 7.8(a)(iii)(3), unsecured Funded Debt of Liquid Carbonic, Inc. from time to time outstanding in an amount up to $25,000,000 (Canadian) shall be excluded).

     (iv) secured Funded Debt of the Company and its Restricted Subsidiaries secured by liens permitted by Sections 7.9(h), (i), and (j) provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidate Funded Debt shall not exceed 50% of Total Capitalization; and

     (v) Funded Debt of a Restricted Subsidiary to the Company or to an 80% owned Restricted Subsidiary.

   (b) Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall for all purposes of this Section 7.8 be deemed to have created, assumed, or incurred at the time it becomes a Restricted Subsidiary all Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

   7.9 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, unless, in the case of any lien securing Indebtedness, the Notes shall be secured equally and ratably with, or prior to, any such Indebtedness in a manner reasonably satisfactory to the Majority Banks, provided, however, that the foregoing restrictions shall not apply to the following liens which are permitted:

   (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 7.3;

   (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

   (c) liens, charges, encumbrances, and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges, or liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations, surety, or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

   (d) minor survey exceptions or minor encumbrances, easements, or reservations, or rights of others for rights-of-way, utilities, and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

   (e) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceedings provided that the payment or performance thereof is not at the time required by Section 7.3 and the aggregate amount of said deposits does not exceed $5,000,000;

   (f) mortgages, liens, or security interests securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

   (g) mortgages, conditional sale contracts, security interests or other arrangements for the retention of title (including Capitalized Leases) existing (or committed for) as of the date of this Agreement, securing Funded Debt of the Company or any Restricted Subsidiary outstanding on such date and described on Schedule 7.8 attached hereto;

   (h) mortgages, conditional sale contracts, security interests, or other arrangements for the retention of title (including Capitalized Leases) incurred after the date of this Agreement given to secure the payment of the purchase price incurred in connection with the acquisition of, or the costs of improvement of, fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended, or renewed in contemplation of such acquisition, provided that (i) the lien or charge shall attach solely to the property acquired or improved, (ii) at the time of the completion of such acquisition or improvement of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or 90% of the fair market value at the time of acquisition or improvement of such fixed assets (as determined in good faith by the Board of Directors of the Company),
(iii) all such Debt shall be payable in equal monthly, quarterly, semiannual, or annual installments of principal and interest not callable at the lender's option for reasons unrelated to the creditworthiness of the Company or such Restricted Subsidiary or the destruction of the collateral for such Debt, and
(iv) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 7.8;

   (i) liens in addition to the liens permitted by the preceding clauses (a) through (h) hereof, provided that (i) all Debt secured by such liens at any one time outstanding shall not exceed 2% of Consolidated Tangible Net Worth and (ii) all such Debt shall have been incurred within the applicable limitations provided in Section 7.8; and

   (j) any extension, renewal, or replacement of any lien permitted by Sections 7.9(g) through (i), in respect of the same property theretofore subject to such lien, incurred in connection with the extension, renewal, or refunding of the Indebtedness secured thereby which is permitted by the limitations contained in Section 7.8, provided that the principal amount of the Indebtedness secured thereby is not increased and such lien is not extended to any other property of the Company or any Restricted Subsidiary.

   7.10 Dividends, Stock Purchases. The Company will not except as hereinafter provided:

   (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

   (b) directly or indirectly, or through any Subsidiary, purchase, redeem, or retire any shares of its capital stock of any class or any warrants, rights, or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights, or options to purchase or acquire any shares of its capital stock); or

   (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

   (d) make any Optional Plan Contribution;

(such declarations or payments of dividends, purchases, redemptions, or retirements of capital stock and warrants, rights, or options, and all such other distributions, and additional payments or contributions to the ESOP being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after June 30, 1992, to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $289,226,000 plus (ii) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit), plus (iii) the net proceeds received by the Company after June 30, 1992, in cash or cash equivalents from the sale or issuance of additional shares of capital stock of the Company.

   The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

   The Company will not declare any dividend or make any other Restricted Payment unless at the time of such declaration or the making of such payment
(i) no Default shall exist, and (ii) the Company shall be able to incur $1.00 of Funded Debt pursuant to Section 7.8(a)(iii).

   Notwithstanding the foregoing provisions of this Section 7.10, the Company may declare and pay dividends on shares of its Convertible Voting Preferred Stock, Series C, to the extent that such dividends are used to make optional or mandatory payments on the ESOP Loan if such payments are applied to the ESOP Loan.

   For the purposes of this Section 7.10, the amount of any Restricted
Payment declared, paid, or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

   7.11 Sale and Leasebacks. The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person (other than the Company or any Restricted Subsidiary) and thereafter lease as lessee, the same property, provided, however, that:

   (a) the limitations set forth in this Section 7.11 shall not apply to any property which has been sold and leased back within 12 months after the date of acquisition by the Company or any Restricted Subsidiary; and

   (b) the Company or a Restricted Subsidiary may engage in the sale and leaseback of any property so long as the book value of such property together with the book value of all other assets disposed of by the Company and its Restricted Subsidiaries (i) during the 12 month period immediately preceding such proposed disposition (other than property which is sold in a sale and leaseback permitted by Section 7.12(a)(iii)) shall not constitute a substantial part (as defined in Section 7.12(c)) of the assets of the Company determined as of the end of the immediately preceding fiscal year and (ii) during the 48 month period immediately preceding such proposed disposition shall not exceed 25% of Consolidated Tangible Assets determined as of the end of the immediately preceding year.

   7.12 Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease, or otherwise dispose of all or any substantial part of the assets of the Company and its Restricted Subsidiaries (as hereinafter defined in this Section 7.12), provided, however, that:

     (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

     (2)   the Company may consolidate or merge with any other corporation if
   (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of the United States or any State thereof, (ii) the due and punctual payment of the principal of and interest on all of the Notes and all other amounts payable by the Company under this Agreement, and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed or observed by the Company, are expressly assumed in writing by the surviving corporation, (iii) at the time of such consolidation or merger and after giving effect thereto no Default shall have occurred and be continuing, and (iv) after giving effect to such consolidation or merger the surviving corporation would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 7.8(a)(iii);

     (3) any Restricted Subsidiary may sell, lease, or otherwise dispose of all or any substantial part of its assets to the Company or any Restricted Subsidiary in which the percentage of Voting Stock then owned by the Company and/or any Restricted Subsidiary is at least equal to the percentage of Voting Stock of the Restricted Subsidiary making such sale, lease, or other disposition then owned by the Company and/or any Restricted Subsidiary; and

     (4) the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets in accordance with the provisions of Sections 7.12(b) and (c), so long as in the case of any issuance or sale of any stock under Section 7.12(b), such issuance or sale together with the sale, lease, or other disposition of assets of the Company and its Restricted Subsidiaries during the applicable period shall not constitute a substantial part of the assets of the Company and its Restricted Subsidiaries.

   (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 7.12 , any warrants, rights, or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary unless (i) after giving effect thereto, no Default shall have occurred and be continuing and (ii) at the time of such issuance or sale and after giving effect thereto the Company shall be able to incur $1.00 of additional Funded Debt pursuant to Section 7.8(a)(iii).

   (c) In connection with any sales or other dispositions of Investment Assets, an amount equal to the net proceeds derived from such sales or other dispositions shall be applied within 360 days after such sale or disposition to either (i) the payment or prepayment of senior Funded Debt of the Company, or (ii) the acquisition of operating assets by the Company or Restricted Subsidiary in a business substantially similar to the businesses conducted by the Company and its Restricted Subsidiaries on the date of this Agreement. Prior to application of such proceeds in accordance with the provisions of this Section 7.12(c), such proceeds shall be held in a segregated account in a bank or financial institution having capital and surplus in excess of $250,000,000 and shall be invested only in Qualified Investments.

   As used in this Section 7.12, a sale, lease, or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries only if (x) the book value of such assets when added to the book value of all other assets sold, leased, or otherwise disposed of by the Company and its Restricted Subsidiaries (including property disposed of in a sale and leaseback transaction permitted solely by Section 7.11(b)) during the preceding 12 consecutive months, exceeds 10% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year or (y) the Adjusted Operating Earnings attributable to such asset together with the Adjusted Operating Earnings of all other assets disposed of during the preceding 12 consecutive months shall have exceeded 15% of the average Consolidated Adjusted Operating Earnings of the Company for the immediately preceding three fiscal years prior to such disposition. For purposes of computations under this Section 7.12(c), there shall be included in the computation of sales or other dispositions hereunder the sale or other disposition of stock of any Restricted Subsidiary owned by the Company and/or any Restricted Subsidiary and the issuance and sale by any Restricted Subsidiary of its stock to any Person other than the Company or another Restricted Subsidiary. For purposes of computations under this Section 7.12, there shall be excluded from the computation of sales or other dispositions hereunder (i) sales of products in the ordinary course of business, (ii) sales or other realizations on delinquent receivables, (iii) the same or factoring of any other receivable in the ordinary course of business for an amount not less than the fair market value of such receivable and without recourse to the Company or any Restricted Subsidiary, and (iv) subject to the limitations set forth in (c) above, Investment Assets.

   7.13 Guaranties. The Company will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except (i) Guaranties of the Company and Restricted Subsidiaries which are limited in amount to a stated maximum dollar exposure and included in Consolidated Funded Debt or Consolidated Current Liabilities, (ii) Guaranties of the Company and Restricted Subsidiaries of obligations incurred by Restricted Subsidiaries in the ordinary course of business and not involving the incurrence of Debt, and
(iii) Guaranties of the obligations of Specified Subsidiaries by the Company pursuant to Article XI of this Agreement.

   7.14 Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Restricted Investment in an amount which, together with all other Restricted Investments outstanding on the date of determination hereunder, exceeds 10% of Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

   7.15 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate. For purposes of this Section 7.15, the enhanced share repurchase program of the Company and the put option of the Trustee referred to in Section 7.2 of the ESOP shall be deemed to be a transaction in the ordinary course of business.

   7.16 Plan Termination. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a material lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

   7.17 Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently maintained (except for changes disclosed in the financial statements furnished to the Banks pursuant to this Section 7.17 and concurred in by the independent public accountants referred to in Section 7.17(b) hereof), and will deliver to each of the Banks:

   (a) As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, (i) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the end of the immediately preceding fiscal year, (ii) consolidated statements of income and retained earnings of the Company and its Restricted Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and (iii) consolidated statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Company;

   (b) As soon as available and in any event within 120 days after the close of each fiscal year of the Company (i) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and (ii) consolidated and consolidating statements of income and retained earnings and statements of cash flows of the Company and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (together with a letter acknowledging and permitting reliance on such opinion by the Banks) of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that in the event the opinion of accountants customarily delivered in connection with presentation of audited financial statements without qualification shall have been modified in accordance with applicable standards of the accounting profession, then the opinion of such accountants may be modified to correspond to the opinion customarily rendered without qualification by such accountants;

   (c) Promptly upon their becoming available, a copy of each financial statement, report, notice, or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

   (d) Promptly after an executive officer of the Company shall have knowledge thereof, notice of any threatened or pending litigation or any order in any proceeding to which the Company or any of its Restricted Subsidiaries is a part issued by any Governmental Authority having jurisdiction over the Company or any of its Restricted Subsidiaries which could have a Material Adverse Effect on the business and properties of the Company and its Restricted Subsidiaries on a consolidated basis;

   (e) Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 7.6 through 7.14, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking or proposes to take with respect thereto;

   (f) Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

   (g) Within five Business Days after the Company shall have obtained knowledge of the occurrence of a Default, the written statement of the chief financial officer, chief operating officer, or chief executive officer of the Company setting forth the details of such Default which has occurred and is continuing and the action which the Company proposes to take with respect thereto;

   (h) With reasonable promptness, such other data and information as each Bank may reasonably request.

Without limiting the foregoing, the Company will permit representatives of any Bank at such Bank's expense to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with representatives of such Bank the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any non-public information obtained under this Section 7.17 shall be held confidential among the Banks, subject to disclosures required by or pursuant to applicable law or regulation or to any assignee, participant, prospective assignee, or prospective participant. Each Bank shall notify the Company before it so discloses any non-public information (unless such notification is prohibited by law or judicial process or such disclosure is in connection with an examination or audit of such Bank's books and records).

   7.18 Subsidiary Guaranty. The Company will at all times cause the obligations of the Company hereunder to be unconditionally guaranteed by the Subsidiaries listed in Exhibit 7.18 holding not less than 80% of the aggregate amount of the cash, cash equivalents, inventory, receivables, property, plant and equipment held by Subsidiaries incorporated in a state of, or conducting substantially all of their respective operations in, the United States, all pursuant to the Subsidiary Guaranty.

                                 ARTICLE VIII
                               EVENTS OF DEFAULT

   8.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

   (a) The Company or a Specified Subsidiary, as applicable, shall fail to pay any amount of principal of any Note when due, or the Company or a Specified Subsidiary, as applicable, shall fail to pay any installment of interest on any Note or any commitment fee pursuant to Section 4.4 within five days after the same becomes due; or

   (b) The Company shall fail to observe or perform any covenant contained in Sections 7.6 through 7.16 hereof, inclusive; or

   (c) The Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in paragraph (a) or (b) above) for 30 days after written notice thereof has been given to the Company by any Bank; or

   (d) Any representation, warranty, certification, or statement made by the Company or a Specified Subsidiary, as applicable, in this Agreement or in any certificate, financial statement, or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

   (e) The Company or any of its Subsidiaries shall fail to make any payment in respect of any Indebtedness for borrowed money (other than the Notes) aggregating in excess of $5,000,000 when due or within any applicable grace period; or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness for borrowed money of the Company or any of its Subsidiaries aggregating in excess of $5,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness for borrowed money or any person acting on such holder's behalf to accelerate the maturity thereof; or

   (f) The Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

   (g) An involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Significant Subsidiaries under the Federal bankruptcy laws as now or hereafter in effect; or

   (h) A judgement or order for the payment of money in excess of U.S. $2,000,000 shall be rendered against the Company or any of its Subsidiaries and, unless such judgement or order is otherwise being appropriately contested in good faith, such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

   (i) A Change of Control shall have occurred and continued in effect for 30 days after written notice thereof has been given to the Company by any Bank;

   (j) At any time that any Permitted Advance is outstanding, the guaranty of the Company set forth in Article XI shall fail to be in full force and effect or the Company or any Person acting on behalf of the Company shall contest in any manner the validity or enforceability of such guaranty.

   (k) The Subsidiary Guaranty shall fail to be in full force and effect, the Company shall fail to comply with the covenant set forth in Section 7.18 with respect to the Subsidiary Guaranty for 5 days after written notice thereof has been given to the Company by any Bank, or the Company or any Subsidiary or any Person acting on behalf of the Company or any Subsidiary shall contest in any manner the validity or enforceability of the Subsidiary Guaranty.

then, in any such event but subject to the next sentence, the Majority Banks may, by notice to the Company, (i) declare the obligation of the Banks to make Advances hereunder to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the entire unpaid principal amount of any Notes held by the Banks, all interest accrued and unpaid thereon and all other amounts owing under this Agreement to the Banks to be forthwith due and payable, whereupon such Notes, all such accrued interest, and all such amounts shall become and be forthwith due and payable to the Banks, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company and each Specified Subsidiary. In the event of an Event of Default under paragraph (f) or (g) above, (x) the obligations of the Banks to make Advances shall automatically be terminated and (y) the Notes, all accrued and unpaid interest thereon and all other amounts owing under this Agreement shall automatically become and be due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived by the Company and each Specified Subsidiary.

                                  ARTICLE IX
                             THE BID ADVANCE AGENT

   9.1 Initial Bid Advance Agent. Each Bank agrees that Ibis Investments, Inc. may act as Bid Advance Agent hereunder until Ibis Investments, Inc. resigns from such position pursuant to the provisions of Section 9.8. In so acting, Ibis Investments, Inc. is acting as agent for the Company and the Specified Subsidiaries, and no Bank shall be responsible for any action or inaction of Ibis Investments, Inc. under or in connection with this Agreement. Except for Sections 9.3(i), 9.4 and 9.8, the remaining provisions of this
Section 9 shall not apply to Ibis Investments, Inc., but shall only apply to any successor Bid Advance Agent which is a Bank.

   9.2 Appointment; Delegation of Duties. Each Bank hereby agrees that any successor Bid Advance Agent appointed pursuant to Section 9.8 may take such action on behalf of such Bank under the provisions of this Agreement and exercise such powers and perform such duties as are expressly delegated to the Bid Advance Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Bid Advance Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist against the Bid Advance Agent. The Bid Advance Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Bid Advance Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

   9.3 Exculpatory Provisions. Neither the Bid Advance Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates shall be (i) liable to any Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or wilful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations, or warranties made by the Company or a Specified Subsidiary, as applicable, or any officer thereof contained in this Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Bid Advance Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or for any failure of the Company or a Specified Subsidiary, as applicable, to perform its obligations hereunder. The Bid Advance Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in this Agreement, or to inspect the properties, books, or records of the Company or a Specified Subsidiary, as applicable.

   9.4 Reliance by Bid Advance Agent. The Bid Advance Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, or teletype message, statement, order, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Bid Advance Agent. The Bid Advance Agent shall be fully justified in failing or refusing to taken any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

   9.5 Non-Reliance on Bid Advance Agent and Other Banks. Each Bank expressly acknowledges that neither the Bid Advance Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates has made any representations or warranties to it and that no act by the Bid Advance Agent hereinafter taken, including any individual review of the affairs of the Company or a Specified Subsidiary, as applicable, shall be deemed to constitute any representation or warranty by the Bid Advance Agent to any Bank. Each Bank represents to the Bid Advance Agent that it has, independently and without reliance upon the Bid Advance Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial, and other condition and credit-worthiness of the Company or a Specified Subsidiary, as applicable, and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Bid Advance Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and credit-worthiness of the Company or a Specified Subsidiary, as applicable. Except for notices expressly required to be furnished to the Banks by the Bid Advance Agent hereunder, the Bid Advance Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial, and other condition of credit-worthiness of the Company or a Specified Subsidiary, as applicable, including information of a Default or Event of Default, which may come into the possession of the Bid Advance Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates.

   9.6 Indemnification. The Banks agree to indemnify the Bid Advance Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitments in effect on the date of incurrence by the Bid Advance Agent of an indemnifiable cost hereunder, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses, or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Advances) be imposed on, incurred by or asserted against the Bid Advance Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Bid Advance Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses, or disbursements resulting solely from the Bid Advance Agent's gross negligence or wilful misconduct. The agreements in this Section 9.6 shall survive the payment of the Advances and all other amounts payable hereunder.

   9.7 Agent in Its Individual Capacity. The Bid Advance Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company or a Specified Subsidiary, as applicable, as though the Bid Advance Agent were not the Bid Advance Agent hereunder. With respect to its Advances made by it, the Bid Advance Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Bid Advance Agent, and the terms "Bank" and "Banks" shall include the Bid Advance Agent in its individual capacity.

   9.8 Successor Bid Advance Agent. The Bid Advance Agent may resign as Bid Advance Agent upon 30 days' notice thereof to the Company and the Banks. The Bid Advance Agent shall resign as Bid Advance Agent upon 30 days' notice from the Majority Banks to the Bid Advance Agent and to the Company requesting such resignation. Further, the Bid Advance Agent shall resign as Bid Advance Agent upon 30 days' notice from the Company to the Bid Advance Agent and to the Majority Banks requesting such resignation. If the Bid Advance Agent shall or shall be notified to resign as Bid Advance Agent under this Agreement, then the Company shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Majority Banks, whereupon, if such successor agent is willing to accept such appointment, such successor agent shall succeed to the rights, powers, and duties of the Bid Advance Agent, and the term "Bid Advance Agent" shall mean such successor agent effective upon its appointment, and the former Bid Advance Agent's rights, powers, and duties as Bid Advance Agent shall be terminated, without any other or further act or deed on the part of such former Bid Advance Agent or any of the parties to this Agreement. After any retiring Bid Advance Agent's resignation hereunder as Bid Advance Agent, the provisions of this Article IX shall to the extent previously applicable to such Bid Advance Agent inure to its benefit as to any actions taken or omitted to be taken by it while it was Bid Advance Agent under this Agreement.

   Anything contained in this Agreement to the contrary notwithstanding, if a successor agent is appointed as a result of the resignation of the Bid Advance Agent pursuant to the second sentence of this Section 9.8, then the costs incurred by such successor agent (including the reasonable fees of counsel to such successor agent) in connection with its preparation to perform its obligations hereunder in such capacity shall be paid by those Banks which shall have delivered the applicable resignation notice to the Bid Advance Agent and the Company.

                                   ARTICLE X
                                 MISCELLANEOUS

   10.1 Amendments. Subject to the next two sentences, no amendment or waiver of any provision of this Agreement or any of the Notes, nor consent to any departure by the Company or a Specified Subsidiary, as applicable, therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in Article V (if and to the extent that the Borrowing which is the subject of such waiver is not a Refunding Borrowing), (ii) change the Commitments of the Banks or subject the Banks to any additional obligations,
(iii) change the principal of, or interest on, any of the Notes or any commitment fees or other amounts payable hereunder, (iv) change any date fixed for any payment in respect of principal of, or interest on, the Notes or any commitment fees or other amount payable hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder, (vi) amend or otherwise modify any provision of
Article XI or release the Company from any of its obligations thereunder,
(vii) amend or otherwise modify any provision of the Subsidiary Guaranty or release any Subsidiary from its obligations thereunder (except as permitted hereunder or thereunder), or (viii) amend this Section 10.1. No amendment, waiver, or consent shall, unless in writing and signed by the Bid Advance Agent in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Bid Advance Agent under this Agreement.

   10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by telex, telegram or telecopier) and mailed, certified mail, return receipt requested, or delivered personally, or delivered by overnight courier service, if to the Company or a Specified Subsidiary, as applicable, at the address set forth for the Company on the signature pages hereof; if to the initial Bid Advance Agent, at the address set forth for the Bid Advance Agent on the signature pages hereof, and, if any successor Bid Advance Agent is a Bank, at the Domestic Lending Office specified in its capacity as a Bank; and if to any Bank, at its Domestic Lending Office, or at such other address as shall be designated by such party in a written notice to the other parties hereto. Subject to the next sentence, all such notices and communications shall be effective, in the case of written notice, when deposited in the mail, postage prepaid, if mailed, or upon delivery, if delivered personally, or one Business Day after delivery to the courier, if delivered by overnight courier service, and, in the case of notice by telex, telegram or telecopier, when sent addressed as set forth above. All notices and communications pursuant to Articles II, III, VIII and IX shall not be effective until they are received by the addressee.

   10.3 No Waiver; Cumulative Remedies. No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver hereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof of the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   10.4 Costs and Expenses; Indemnification. (a) The Company agrees to pay the reasonable fees and disbursements of Mayer, Brown & Platt as special counsel to the Banks in connection with the preparation, execution, delivery, and any amendment of this Agreement, the Notes and the other documents to be delivered hereunder. The Company further agrees to pay on demand all direct out-of-pocket losses, and reasonable out-of-pocket expenses, if any (including reasonable fees and disbursements of counsel, including reasonable staff counsel costs), of any Bank and of the Bid Advance Agent in connection with the enforcement (whether by legal proceedings, negotiation or otherwise) of this Agreement, the Notes and the other documents delivered hereunder.

   (b) If, due to payments made by the Company or a Specified Subsidiary, as applicable, prior to the maturity of the Notes pursuant to Sections 4.6, 4.16 or 8.1 (but excluding prepayments pursuant to Section 4.11(a)), any Bank receives payments of principal of any Fixed Rate Advance other than on the last day of the Interest Period for such Advance, the Company or a Specified Subsidiary, as applicable, shall, upon demand by such Bank, pay to such Bank any amounts required to compensate such Bank for any additional direct out-of-pocket losses, costs, or expenses, including, without limitation, any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

   (c) Subject to the next sentence, the Company agrees to indemnify and hold harmless each Bank and each of their respective directors, officers, and employees from and against any and all claims, damages, liabilities, and expenses (including, without limitation, reasonable fees and disbursements of counsel, including reasonable staff counsel costs) which may be incurred by or asserted against such Bank or any such director, officer, or employee in connection with or arising out of any investigation, litigation, or proceeding
(i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by the Company or a Specified Subsidiary, as applicable, whether or not such Bank or any such director, officer, or employee is a party to such transaction or (ii) related to the Company's entering into this Agreement, or to any actions or omissions of the Company, any of its Subsidiaries or Affiliates or any of its or their respective officers, directors, or employees in connection therewith. The Company shall not be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities, or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation by any Bank of any law or judicial order.

   10.5 Right of Set-Off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the acceleration of the Notes pursuant to the provisions of Section 8.1, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or a Specified Subsidiary, as applicable, against any and all of the obligations of the Company or a Specified Subsidiary, as applicable, now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and such Notes and of whether or not such obligations may be matured. Each Bank agrees promptly to notify the Company or a Specified Subsidiary, as applicable, after any such set-off and application made by such Bank, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

   10.6 Sharing of Payments, etc. (a)If on any day that a Pro Rata Sharing Event (as defined below) is not in effect, the amounts paid by the Company and the Subsidiaries hereunder or in connection herewith are insufficient to pay in full all amounts due and payable hereunder on such day, such payments shall be distributed as follows (notwithstanding that any Bank may make a different application of any such amount on its books and records): first, to the payment of the principal of Advances which are then due and payable, ratably among the Banks in accordance with the aggregate amount of such Advances owed to each of them; second, to the payment of interest which is then due and payable in respect of all Advances, ratably among the Banks in accordance with the aggregate amount of such interest owed to each of them; third, to the payment of any commitment fees which are then due and payable, ratably among the Banks in accordance with the aggregate amount of such fees owed to each of them; and fourth, to the payment of any other amounts which are then due and payable by the Company or any Subsidiary to any Bank hereunder or in connection herewith, ratably among the Banks in accordance with the aggregate amount owed to each of them.

   (b) On any day that a Pro Rata Sharing Event is in effect, all amounts paid by the Company and its Subsidiaries hereunder or in connection herewith shall be distributed as follows (notwithstanding that any Bank may make a different application of any such amount on its books and records): first, to the payment of any accrued and unpaid commitment fees, ratably among the Banks in accordance with the aggregate amount of such fees owed to each of them; second, to the payment of principal of and interest accrued on all Advances, ratably among the Banks in accordance with the aggregate amount of principal of and interest on the Advances owed to each of them; and third, to the payment of any other amounts owed by the Company or any Subsidiary hereunder or in connection herewith, ratably among the Banks according to the aggregate amount owed to each of them.

   (c) If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) hereunder on account of principal of or interest on any Advance, or any fees or other amounts payable hereunder, in excess of the share of payments and other recoveries such Bank would have received if such payment or recovery had been distributed in accordance with the provisions of clauses (a) and (b) of this Section 10.6, such Bank shall purchase from the other Banks such participations in the Advances of each other Bank (or other amounts owed to each other Bank) as shall be necessary to cause the purchasing Bank to share the excess payment with each other Bank in accordance with the provisions of clauses (a) and (b) of this Section 10.6; provided, however, that if all or any portion of the excess payment or other recovery is thereafter received from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company or a Specified Subsidiary, as applicable, in the amount of such participation. Nothing contained herein shall require any Bank to exercise any right it may have of set-off, bankers' lien, counterclaim or similar right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company or a Specified Subsidiary, as applicable, not evidenced by this Agreement or the Notes. If under any applicable bankruptcy, insolvency or other similar law, any Bank obtains a secured claim in lieu of a set-off or other payment to which this Section 10.6 would apply, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 10.6 to share in the benefits of any recovery of such secured claim.

   (d) For purposes of this Section 10.6, a Pro Rata Sharing Event exists when (i) an Event of Default described in clause (f) or (g) of Section 8.1 has occurred and is continuing or (ii) any other Event of Default exists and any Bank has delivered a written notice to the Company (with a copy to each other
Bank), which notice has not been rescinded, declaring that a Pro Rata Sharing Event exists.

   10.7 Binding Effect; Successors and Assigns. (a)This Agreement shall become effective when it shall have been executed by the Company, the Bid Advance Agent and each Bank. This Agreement thereafter shall be binding upon and inure to the benefit of the Company, each Specified Subsidiary, the Bid Advance Agent, and each Bank and their respective successors and assigns, except that neither the Company nor any Specified Subsidiary shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks.

   (b) Each Bank may, with the prior written consent of the Company, which consent shall not be unreasonably withheld, assign all or any part of, or interest in, such Bank's Commitment, rights and obligations hereunder and under the Notes to one or more institutional lenders or investors, and in such case such Bank shall be relieved of its obligations hereunder with respect to all or any such part of its Commitment so assigned. The Company or a Specified Subsidiary, as applicable, may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Advances evidenced thereby) until the Company receives (i) written notice of the assignment thereof signed by such Bank, (ii) the written agreement of the assignee that such assignee assumes all obligations hereunder and is bound hereby as it would have been if it had been an original Bank party hereto, and
(iii) the documents from the assignee required pursuant to Section 4.14(b). Upon consummation of any assignment pursuant to this Section 10.7(b), the assignor Bank and the Company shall make appropriate arrangements so that, if required, a replacement Note or Notes is issued to such assignor Bank and a new Note or Notes, or as appropriate a replacement Note or Notes, is issued to the assignee, in each case in principal amounts reflecting their resulting respective interests hereunder.

   (c) Each Bank may grant participations in its Commitment, Advances, and its Notes or any other interest of such Bank hereunder to one or more institutional lenders or investors. Any agreement pursuant to which any Bank may grant a participation in its rights with respect to its Commitment or any particular Advance or Advances shall provide that, with respect to its Commitment or any such Advance or Advances, such Bank shall retain the sole right and responsibility to enforce the obligations of the Company or a Specified Subsidiary, as applicable, relating to its Commitment or such Advance or Advances including, without limitation, the right to approve any amendment, modification, or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the participant that would (i) reduce the rate of interest on such Advance or Advances or any fees hereunder, or (ii) postpone or extend the date fixed for any payment of principal of or interest on any such Advance or Advances or any fees hereunder.

   (d) Notwithstanding any other provision of this Agreement, any Bank may at any time pledge or assign any Note or its rights under this Agreement to any Federal Reserve Bank without notice to or consent from the Company or any Specified Subsidiary.

   10.8 Contingent Appointment of Agent. If at any time prior to the Termination Date the Credit Ratings shall fall to BB- (S&P) and Ba3 (Moody's) or lower in either case, the Company and the Specified Subsidiaries agree that the Majority Banks may appoint, in writing, one of the Banks as agent (the "Contingency Agent") for the Banks, which appointment shall be accepted by the Contingency Agent in writing and shall be reasonably acceptable to the Company. The Contingency Agent may, but shall not be required to, be a Bank which is then acting as Bid Advance Agent. The Contingency Agent shall immediately begin to perform those functions which the Company or a Specified Subsidiary, as applicable, would otherwise have performed in connection with providing notifications to the Banks under Section 2.2, determining interest rates under Section 4.3 and collecting and remitting payments for the account of the Banks under Section 4.9, shall at the request, or may with the consent, of the Majority Banks, by notice to the Company, take the actions specified under Section 8.1 hereof and shall otherwise be authorized to take any action under this Agreement on behalf of the Banks which it may be directed to take by the Majority Banks. In the event that a Contingency Agent is appointed pursuant to this Section 10.8, the Banks agree among themselves (and the Contingency Agent by its acceptance of its appointment as such agrees) that the provisions set forth in Exhibit 10.8 hereto shall automatically become a part of this Agreement as if fully set forth in this place. The Company agrees to pay the expenses of and indemnify the Contingency Agent to the same extent as it has agreed to do with respect to the Bid Advance Agent under
Section 10.4.

   10.9 Participation in Unfriendly Takeovers. Each Bank shall be given notice by the Company at least 10 Business Days prior to the date on which the Company intends to use the proceeds from any Advance to finance in whole or in part an Unfriendly Takeover. Each Bank shall then have five Business Days after receipt of the notice from the Company within which to give written notice to the Company that it declines to participate in the financing of such Unfriendly Takeover (a "Declining Bank"). Any Bank failing to give such written notice within the specified time period shall automatically be deemed to be a Declining Bank with respect to that Unfriendly Takeover (unless such Bank subsequently notifies the Company in writing that it is willing to participate in that Unfriendly Takeover). Notwithstanding anything in this Agreement to the contrary, the Company shall not request any Declining Bank, and no Declining Bank shall be required, to make any Advance the proceeds of which will be used directly or indirectly to finance in whole or in part an Unfriendly Takeover. Any provision of this Agreement which would otherwise require ratable or pro-rata treatment of the Banks shall not be deemed to include a Declining Bank with respect to any Advance made to finance in whole or in part an Unfriendly Takeover. "Unfriendly Takeover" shall mean the acquisition of, or the attempt to acquire, by the Company or any Subsidiary of the Company, individually or collectively, 20% or more of any class of voting securities of any Person, which acquisition is not approved by the board of directors of such Person.

   10.10 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

   10.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   10.12 Limited Role of Banks. The relationship between the Company and the Specified Subsidiaries, on the one hand, and the Banks, on the other hand, shall be solely that of borrowers and lenders, respectively. No Bank shall have any fiduciary responsibility to the Company or any Specified Subsidiary, and no joint venture exists hereunder or in connection herewith between the Company or any Specified Subsidiary and any Bank.

   10.13 Integration. This Agreement represents the agreement of the Company, the Specified Subsidiaries and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Bank relative to the subject matter hereof not expressly set forth or referred to herein.

   10.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                  ARTICLE XI
                                   GUARANTY

   11.1 Guaranty of Payment. The Company hereby unconditionally guarantees the full and prompt payment to the Banks when due, upon demand, at maturity, or by reason of acceleration or otherwise, of any and all Advances from time to time made to any Specified Subsidiary (without deduction of any applicable taxes, if any), together with all interest thereon and any premium, penalties, and other amounts payable in connection therewith (the "Guaranteed Indebtedness").

   11.2 The Banks' Costs and Expenses. The Company agrees to pay on demand all costs and expenses of every kind incurred by the Banks:

   (a) in enforcing the guaranty contained in this Article XI (this
"guaranty");

   (b) in collecting any of the Guaranteed Indebtedness from any Specified Subsidiary or the Company;

   (c) for any other purpose related to the Guaranteed Indebtedness.

   "Costs and expenses" as used in the preceding sentence shall include, without limitation, attorneys' fees incurred by any Bank (including the allocated costs of internal counsel) in retaining counsel for advice, suit, appeal, any insolvency, or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

   11.3 Nature of Guaranty: Continuing, Absolute, and Unconditional. (a)This guaranty is and is intended to be a continuing guaranty of payment of the Guaranteed Indebtedness, independent of and in addition to any other guaranty, indorsement, collateral, or other agreement held by the Banks therefor or with respect thereto, whether or not furnished by the Company. The Company waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code or otherwise) to the claims of the Banks against any Specified Subsidiary and all contractual, statutory, or common law rights of reimbursement, contribution, or indemnity from any Specified Subsidiary which may otherwise have arisen in connection with this guaranty.

   (b) This guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act, or thing whatsoever, except as herein provided.

   11.4 Certain Rights and Obligations. (a) The Company authorizes the Banks, without notice, demand, or any reservation of rights against the Company and without affecting the Company's obligations hereunder, from time to time:

     (i) to renew, extend, increase, accelerate, or otherwise change the time for payment of, the terms of or the interest on the Guaranteed Indebtedness or any part thereof, or grant other indulgences to any Specified Subsidiary or others;

     (ii) to accept from any Person and hold collateral for the payment of the Guaranteed Indebtedness or any part thereof, and to modify, exchange, enforce, or refrain from enforcing, or release such collateral or any part thereof;

     (iii) to accept and hold any indorsement or guaranty of payment of the Guaranteed Indebtedness or any part thereof, and to discharge, release, or substitute any such obligation of any such indorser or guarantor, or any Person who has given any security interest in any collateral as security for the payment of the Guaranteed Indebtedness or any part thereof, or any other Person in any way obligated to pay the Guaranteed Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or Person;

     (iv) to dispose of any and all collateral securing the Guaranteed Indebtedness, if any, in any manner as the Majority Banks, in their sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Guaranteed Indebtedness or any part thereof as the Majority Banks in their sole discretion may determine;

     (v) to determine the manner, amount, and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Guaranteed Indebtedness (whether principal, interest, costs, expenses, or otherwise);

     (vi) to grant or continue credit from time to time by the Banks to any Specified Subsidiary without notice to or authorization from the Company regardless of such Specified Subsidiary's financial or other condition at the time of any such grant or continuation, and in connection therewith the Banks shall have no obligation to disclose or discuss with the Company their assessment of the financial condition of any Specified Subsidiary; and

     (vii) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as the Majority Banks, in their sole discretion, may deem appropriate and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of the Company as a guarantor or surety in whole or in part, and in no case shall any Bank be responsible or shall the Company be released either in whole or in part for any act or omission in connection with any Bank having sold any security at an under value.

   (b) If any default shall be made in the payment of any of the Guaranteed Indebtedness, the Company hereby agrees to pay the same in full to the extent hereinafter provided:

     (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of the applicable Specified Subsidiary;

     (ii) without requiring protest or notice of nonpayment or notice of default to Company, to the applicable Specified Subsidiary or to any other Person;

     (iii)   without demand for payment or proof of such demand;

     (iv) without requiring the Banks to resort first to the applicable Specified Subsidiary (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which any Bank may hold;

     (v) without requiring notice of acceptance hereof or assent hereto by any Bank; and

     (vi) without requiring notice that any of the Guaranteed Indebtedness has been incurred or of the reliance by the Banks upon this guaranty; all of which the Company hereby waives.

   (c) The Company's obligation hereunder shall not be affected by any of the following, all of which the Company hereby waives:

     (i) any defense arising by reason of the cessation from any cause whatsoever of liability of the applicable Specified Subsidiary, including, without limitation, any failure, negligence, or omission by the Banks in enforcing their claims against such Specified Subsidiary;

     (ii) any release, settlement, or compromise of any obligation of any Specified Subsidiary;

     (iii) the invalidity or unenforceability of any of the Guaranteed Indebtedness;

     (iv) any change of ownership of any Specified Subsidiary or the insolvency, bankruptcy, or any other change in the legal status of any Specified Subsidiary;

     (v) the change in or the imposition of any law, decree, regulation, or other governmental act which does or might impair, delay, or in any way affect the validity, enforceability, or the payment when due of the Guaranteed Indebtedness; or

     (vi) the failure of any Specified Subsidiary or the Company to maintain in full force, validity, or effect or to obtain or renew when required all governmental and other approvals, licenses, or consents required in connection with the Guaranteed Indebtedness or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Indebtedness or this guaranty.

   A. Continuing Guaranty. If after receipt of any payment of all or any part of the Guaranteed Indebtedness, any Bank is for any reason compelled by court order to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any reason, this guaranty shall continue in full force (or, if applicable, be reinstated) notwithstanding any contrary action which may have been taken by any Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Banks' rights under this guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

   B. Guaranty of Performance. The Company also guarantees the full, prompt, and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by each Specified Subsidiary to the Banks. Every provision for the benefit of the Banks contained in this guaranty shall apply to the guarantee of performance given in this paragraph.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

           CBI INDUSTRIES, INC.


           By: /s/ Buel T. Adams
           Buel T. Adams
           Vice President and Treasurer

                  Address for Notice Purposes:

                  800 Jorie Boulevard
                  Oak Brook, Illinois 60521-2268
                  Attention:             Treasurer
                  Telephone:             708-572-7409
                  Telecopy:              708-572-7405
                  Telex:                     N/A
                  Answerback:            N/A


                  THE BID ADVANCE AGENT

                  IBIS INVESTMENTS, INC.


                  By: /s/ Buel T. Adams
                  Buel T. Adams
                  Vice President and Treasurer

                  Address for Notice Purposes:

                  800 Jorie Boulevard
                  Oak Brook, Illinois 60521-2268
                  Attention:             Treasurer
                  Telephone:             708-572-7409
                  Telecopy:              708-572-7470
                  Telex:                     N/A
                  Answerback:                N/A

COMMITMENT

$37,500,000       BANK OF AMERICA NATIONAL TRUST AND
                  SAVINGS ASSOCIATION


                  By: /s/ Daniel J. Boote
                  Daniel J. Boote
                  Vice President


                  By: /s/ M. Kathleen McVay
                  M. Kathleen McVay
                  Vice President

                  Domestic, CD, and Eurodollar Lending Offices:

                  Bank of America National Trust and
                  Savings Association
                  1850 Gateway Boulevard
                  Concord, California 94520
                  Telephone:             510-675-7719
                  Telecopy:              510-675-7531 or 7532
                  Telex:                     67652
                  Answerback:            BANKAMER SFO

                  Competitive Bid Lending Office:

                  Telephone:             415-622-2020
                  Telecopy:              415-622-2235
                  Telex:                     278431
                  Answerback:            BANKAMER ISF

COMMITMENT

$37,500,000       CONTINENTAL BANK N.A.


                  By: /s/ G. William Marquardt
                  G. William Marquardt
                  Senior Vice President

                  Domestic, CD and Eurodollar Lending Offices:

                  Continental Bank N.A.
                  231 S. LaSalle Street
                  Chicago, Illinois 60697
                  Attention:             G. William Marquardt
                  Telephone:             312-828-8230
                  Telecopy:              312-828-1974
                  Telex:                     25-3460
                  Answerback:            CONTL BK CGO

                  Competitive Bid Lending Office:

                  Continental Bank N.A.
                  231 S. LaSalle Street
                  Chicago, Illinois 60697
                  Attention:             Don J. Baudkuin
                  Telephone:             312-828-3223
                  Telecopy:              312-828-5135
                  Telex:                     25-3460
                  Answerback:            CONTL BK CGO

COMMITMENT

$37,500,000    ROYAL BANK OF CANADA


                        By: /s/ Patricia A. Herbig
                             Patricia A. Herbig
                             Manager

                        Royal Bank of Canada
                        33 N. Dearborn Street, Suite 2300
                        Chicago, Illinois 60602
                        Telephone:                    312-372-4404
                        Telecopy:                     312-782-3429
                        Telex:                        N/A
                        Answerback:                   N/A

                        Domestic and Eurodollar Lending Offices:

                        Royal Bank of Canada
                        Financial Square
                        New York, New York 10005-3531
                        Telephone:
                        Telecopy:                     718-522-6292
                        Telex:                        MCI 62519
                        Answerback:

                        Contacts:

                        Rosemary Addonizio, Documentation Officer
                        Royal Bank of Canada
                        Pierrepont Plaza, 300 Cadman Plaza West
                        Brooklyn, New York 11201-2701

                        Telephone:                    212-858-7183 or 7178
                        Telecopy:                     718-522-6292
                        Telex:                        MCI 62519
                        Answerback:

                        Payment Instructions:

                        Royal Bank of Canada
                        Pierrepont Plaza, 300 Cadman Plaza West
                        Brooklyn, New York 11201-2701

                        Account No.:                  Please cite CHIPS ABA
                        #026004093 and/or Fed ABA No. if applicable
                        Account Name:  Loans Administration
                        Reference:                    For the account of



















COMMITMENT


$33,000,000             BANK OF MONTREAL, CHICAGO BRANCH


                        By: /s/ Hugh K. Brower
                             Hugh K. Brower
                             Director

                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        Bank of Montreal
                        Harris Trust and Savings Bank Building
                        115 S. LaSalle Street
                        12th Floor West
                        Chicago, Illinois 60603
                        Telephone:                    312-750-3733
                        Telecopy:                     312-750-3702

                        Payment Instructions:

                        Account Name:     Bank of Montreal, Chicago Branch
                        send to:     Harris Trust and Savings Bank
                        Bank Routing #:  071000288
                        Account #:                        124856-6

COMMITMENT

$33,000,000             THE NORTHERN TRUST COMPANY


                        By:/s/ Elaine H. Moore
                             Elaine H. Moore
                             Vice President

                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        The Northern Trust Company
                        50 S. LaSalle Street
                        Chicago, Illinois 60675
                        Telephone:                    312-444-7179
                        Telecopy:                     312-630-1566
                        Telex:                        254419
                        Answerback:                   NORTRUST C CGO

COMMITMENT

$30,000,000             THE FIRST NATIONAL BANK OF CHICAGO


                        By:/s/ Katherine M. Lange
                             Katherine M. Lange
                             Vice President

                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        The First National Bank of Chicago
                        Mail Suite 0324
                        Chicago, Illinois 60670-0324
                        Telephone:                    312-732-5219
                        Telecopy:                     312-732-4840
                        Telex:                        4330253
                        Answerback:                   FNBC UI

COMMITMENT

$24,000,000             CHEMICAL BANK


                        By: /s/ Christopher C. Wardell
                             Christopher C. Wardell
                             Managing Director


                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        Chemical Bank
                        270 Park Avenue
                        New York, New York 10017
                        Telephone:
                        Telecopy:
                        Telex:
                        Answerback:

COMMITMENT

$15,000,000             ABN-AMRO BANK, N.V.


                        By: /s/ John W. Stanger
                             John W. Stanger
                             Vice President


                        By: /s/ Bernard J. McGuigan
                             Bernard J. McGuigan
                             Vice President


                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        ABN-AMRO Bank, N.V
                        135 S. LaSalle Street
                        Chicago, Illinois 60603
                        Telephone:                    312-443-2623
                        Telecopy:                     312-606-8425
                        Telex:                        6732700
                        Answerback:                   ABN AMRO CGO

COMMITMENT

$15,000,000             BARCLAYS BANK PLC


                        By: /s/ Olga Georgiev
                             Olga Georgiev
                             Vice President


                        By: /s/ Frank J. Sisinni
                             Frank J. Sisinni
                             Vice President

                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        Barclays Bank PLC
                        New York Branch
                        75 Wall Street
                        New York, New York 10265
                        Attention:                    Lynn Colomba
                        Telephone:                    212-412-5936
                        Telecopy:                     212-412-5002
                        Telex:                        12-6946
                        Answerback:                   BARCLADOM NYK

                        With a copy to:

                        Barclays Bank PLC
                        Chicago Branch
                        200 W. Madison Street
                        Chicago, Illinois 60606
                        Attention:                    Frank J. Sisinni
                        Telephone:                    312-558-1125
                        Telecopy:                     312-558-3250
                        Telex:                        190246
                        Answerback:                   BARCLAYS CGO

COMMITMENT

$15,000,000             CREDIT LYONNAIS CHICAGO BRANCH


                        By: /s/ Sandra E. Horwitz
                             Sandra E. Horwitz
                             Vice  President

                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                        By: /s/ Sandra E. Horwitz
                             Sandra E. Horwitz
                             Vice President


                        Domestic Lending Office:

                        Credit Lyonnais Chicago Branch
                        227 W. Monroe Street
                        Chicago, Illinois 60606
                        Telephone:                    312-641-0500
                        Telecopy:                     312-641-0527
                        Telex:                        6871734
                        Answerback:                   CREDCHG UW

                        Eurodollar and Competitive Bid Lending Offices:

                        Credit Lyonnais Cayman Island Branch
                        c/o Credit Lyonnais Chicago Branch
                        227 W. Monroe Street
                        Chicago, Illinois 60606

COMMITMENT

$15,000,000             SOCIETE GENERALE


                        By: /s/ Barbara S. Adelman
                             Barbara S. Adelman
                             Vice President


                        By: /s/ Charles M. Pierron
                             Charles M. Pierron
                             Regional Manager


                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        Societe Generale
                        181 W. Madison Street
                        Suite 3400
                        Chicago, Illinois 60602
                        Telephone:                    312-578-5051
                        Telecopy:                     312-578-5099
                        Telex:                        190130
                        Answerback:                   SGCHI UT

COMMITMENT

$7,500,000              GULF INTERNATIONAL BANK


                        By:/s/ Haytham F. Khalil
                             Haytham F. Khalil
                             Assistant Vice President


                        By:/s/ Issa N. Baconi
                             Issa N. Baconi
                             Senior Vice President & Branch Manager

                        Domestic, CD, Eurodollar and Competitive Bid
                        Lending Offices:

                        Gulf International Bank
                        380 Madison Avenue
                        New York, New York 10017
                        Telephone:                    212-922-2322
                        Telecopy:                     212-922-2309
                        Telex:                        424 027
                        Answerback:                   GIBANK

                                                      EXHIBIT 1.4(a)

                                                    , 19

                   [FORM OF SPECIFIED SUBSIDIARY AGREEMENT]

To each of the Banks parties to the
  Credit Agreement dated as of
  December 4, 1992, as amended
  (the "Credit Agreement") among CBI
  Industries, Inc., the Specified
  Subsidiaries party thereto,
  said Banks, and Ibis Investments,
  Inc., as Bid Advance Agent

Dear Sirs:

      Reference is made to the above-defined Credit Agreement. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meanings provided therein.

      The undersigned, [name of Specified Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a Specified Subsidiary for purposes of the Credit Agreement, effective from the date hereof. The maximum amount of Permitted Advances which may be made to the undersigned is
.

      In order to induce the Banks to make Advances to the undersigned, the undersigned represents and warrants that:

      (a) The undersigned has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      (b) The undersigned has taken all corporate action necessary to authorize its execution and delivery of this Specified Subsidiary Agreement and the Notes of the undersigned and the consummation of the transactions contemplated by this Specified Subsidiary Agreement and the Notes of the undersigned. This Specified Subsidiary Agreement constitutes, and the Notes, when executed and delivered by the undersigned, will constitute, the valid and binding agreement of the undersigned enforceable against the undersigned in accordance with their respective terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium, and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles; and

      (c) The execution and delivery by the undersigned of this Specified Subsidiary Agreement and the Notes, and the performance by the undersigned of its obligations under this Specified Subsidiary Agreement and the Notes, do not and will not contravene the undersigned's charter and corporate governance documents or any material agreement to which the undersigned is a party or by which any of its material assets or properties are bound.

      The undersigned hereby agrees to perform all of its obligations as a Specified Subsidiary under the Credit Agreement and agrees to be bound in all respects by the terms thereof as if the undersigned were a signatory party thereto.

      The undersigned hereby irrevocably designates, makes, constitutes, and appoints CBI Industries, Inc. ("CBI") as the undersigned's true and lawful agent and attorney-in-fact, and authorizes CBI, to make all elections and deliver all notices (other than a Notice of Borrowing) which may be required or permitted to be made or delivered by the undersigned pursuant to the Credit Agreement, including any election or notice regarding interest rate determinations.

      The undersigned designates its account (number            ) at [Name of
Bank] as the account to which the Banks shall deposit their respective ratable portions of Advances to be made to the undersigned under the Credit Agreement.

      Any notice to the undersigned under the Credit Agreement may be given to, and shall conclusively be deemed to have been received by the undersigned when received by, the Company.

      This instrument shall be construed in accordance with and governed by the laws of the State of Illinois.

                           Very truly yours,

                           [Name of Specified Subsidiary]


                           By:

                           Title:

      The undersigned hereby confirms that [name of Specified Subsidiary] is a Specified Subsidiary for purposes of the Credit Agreement and that the guaranty of the undersigned contained in Article XI of the Credit Agreement applies to the obligations of [name of Specified Subsidiary] hereunder and under the Credit Agreement.

                           CBI INDUSTRIES, INC.


                           By:


                           Title:

                                                      EXHIBIT 2.2

                   [FORM OF NOTICE OF SYNDICATED BORROWING]

               [BANK]



Attention:

Gentlemen:

      The undersigned,                                      , refers to the
Credit Agreement, dated as of December 4, 1992 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks parties thereto and IBIS INVESTMENTS, INC., as Bid Advance Agent, and hereby gives you notice pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Syndicated Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Syndicated Borrowing (the "Proposed Syndicated Borrowing") as required by Section 2.2 of the Credit Agreement.

      (i)   The Business Day of the Proposed Syndicated Borrowing is
           , 19  .

      (ii) The Type of Syndicated Advances comprising the proposed Syndicated Borrowing is [Adjusted CD Rate Advances] [Base Rate Advances] [Eurodollar Rate Advances].

      (iii) The aggregate amount of the Proposed Syndicated Borrowing
            is $              .

      (iv)  Your ratable portion of the Proposed Syndicated Borrowing
            is $              .

      (v)   The Interest Period for each Syndicated Advance made as part of
the Proposed Syndicated Borrowing is [       months] [       days].

                           Very truly yours,




                           By:


                           Title:

                                                      EXHIBIT 3.2


                    [FORM OF COMPETITIVE BID QUOTE REQUEST]


Ibis Investments, Inc.
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268

Attention:

Gentlemen:

      The undersigned,                                       , refers to the
Credit Agreement, dated as of December 4, 1992 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks parties thereto and IBIS INVESTMENTS, INC., as Bid Advance Agent, and hereby gives you notice pursuant to Section 3.2 of the Credit Agreement that the undersigned requests Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s) (the "Proposed Borrowings"):

      (i)   The Business Day of the Proposed Syndicated Borrowing
            is                       , 19  .

      (ii) The Competitive Bid Advances with respect to which Competitive Bid Quote are hereby requested are:

            Aggregate Principal                             Interest Period
            Amount of Borrowing                               for Advances


      (iii) The Bid Advance Agent is hereby requested to advise [all of the Banks] [the Banks specified below] of the request for Competitive Bid Quotes set forth herein.




                           By:


                           Title:



















                                                      EXHIBIT 3.4

                        [FORM OF COMPETITIVE BID QUOTE]


Ibis Investments, Inc.
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268

Attention:

Gentlemen:

      The undersigned refers to the Credit Agreement, dated as of December 4, 1992 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks parties thereto and IBIS INVESTMENTS, INC., as Bid Advance Agent, and hereby notifies you of, and requests that you forward to CBI Industries, Inc. on our behalf, pursuant to Section 3.4 of the Credit Agreement the following Competitive Bid Quotes on the following terms:

      (i)   The Borrower shall be                           .

      (ii)  Quoting Bank:                                               .

      (iii) Person to contact at the Quoting Bank:

               Name:
               Telephone:
               Telecopy:
               Telex:

      (iv)  Proposed Borrowing Date:                                .

      (v) We hereby offer to make Competitive Bid Advances in the following principal amounts, for the following Interest Periods, and at the following rates:

            Principal            Interest             Absolute
             Amount               Period                 Rate


      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Advance(s) for which any such offer is accepted, in whole or in part.

                                                            [NAME OF BANK]

Dated:                                                By:
                                                      Authorized Officer











                                                      EXHIBIT 3.6

                 [FORM OF NOTICE OF COMPETITIVE BID BORROWING]

Ibis Investments, Inc.
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268

Attention:

Gentlemen:

      The undersigned,                                         , refers to the
Credit Agreement, dated as of December 4, 1992 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks parties thereto and IBIS INVESTMENTS, INC., as Bid Advance Agent, and hereby gives you notice, irrevocably, pursuant to Section 3.6 of the Credit Agreement that the undersigned requests a Competitive Bid Borrowing under the Credit Agreement and in that connection sets forth below the information relating to such Competitive Bid Borrowing (the "Proposed Borrowing") as required by Section
3.6 of the Credit Agreement:

      (i)   The Business Day of the Proposed Borrowing
            is                       , 19  .

      (ii) The aggregate principal amount of Competitive Bid Advances and the Interest Periods therefor have been offered to the undersigned by Banks submitting Competitive Bid Quotes and that by this notice are hereby accepted, subject to the terms and conditions of the Credit Agreement, are set forth below:

      Aggregate Principal        Interest Period
      Amount of Borrowing          for Advances


      (iii) The undersigned acknowledges and agrees that, by this notice, it irrevocably accepts the offers made by the Banks which shall have submitted Competitive Bid Quotes to the extent that the principal amount offered by each such Bank, together with the principal amount offered by all other such Banks in connection therewith, does not exceed the respective amounts set forth above. As among such Banks, the offers made are accepted in the ascending order of Absolute Rate.

                           Very truly yours,



                           By:

                           Title:

                                                      EXHIBIT 4.7(a)

                           [FORM OF SYNDICATED NOTE]


$


      FOR VALUE RECEIVED, the undersigned, CBI INDUSTRIES, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of
            (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement, as hereinafter defined) the principal amount of each Syndicated Advance (as defined below) made by the Bank to the Company pursuant to the Credit Agreement on the last day of the Interest Period (as defined in the Credit Agreement) for such Syndicated Advance. The Company promises to pay interest on the unpaid principal amount of each Syndicated Advance from the date of such Syndicated Advance until such principal amount is paid in full, at such interest rates and payable at such times as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Bank not later than 12:00 noon (Chicago time) on the date when due at its Applicable Lending Office in immediately available funds. All Syndicated Advances made by the Bank to the Company and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and shall be endorsed on the grid attached hereto (which is part of this Syndicated Note) prior to any transfer of this Syndicated Note.

      This Syndicated Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (the "Credit Agreement") dated as of December 4, 1992, among the Company, the Specified Subsidiaries party thereto, the Bank, and other banks referred to therein and Ibis Investments, Inc., as Bid Advance Agent. The Credit Agreement, among other things, (i) provides in
Article II thereof for the making and maintaining of advances ("Syndicated Advances") by the Bank to the Company from time to time in an aggregate amount not to exceed at any time outstanding the Bank's Available Commitment (as defined in the Credit Agreement) and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                           CBI INDUSTRIES, INC.


Dated as of                      By:
(no Syndicated Advances made or
outstanding on the date hereof)  Title:

                             Syndicated Note Grid

                ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL


                                  Amount of
      Amount            Maturity  Principal  Unpaid
      of       Type of  of        Paid or    Principal      Notation
Date  Advance  Advance  Advance   Prepaid    Balance        Made By
______________________________________________________________________________





















































$300,000,000                                          EXHIBIT 4.7(b)

                        [FORM OF COMPETITIVE BID NOTE]


      FOR VALUE RECEIVED, the undersigned, CBI INDUSTRIES, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of
            (the "Bank") for the account of its Competitive Bid Lending Office (as defined in the Credit Agreement, as hereinafter defined) the principal amount of each Competitive Bid Advance (as defined below) made by the Bank to the Company pursuant to the Credit Agreement on the last day of the Interest Period (as defined in the Credit Agreement) for such Competitive Bid Advance. The Company promises to pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance until such principal amount is paid in full, at such interest rates and payable at such times as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Bank not later than 12:00 noon (Chicago time) on the date when due at its Competitive Bid Lending Office in immediately available funds. All Competitive Bid Advances made by the Bank to the Company and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and shall be endorsed on the grid attached hereto (which is part of this Competitive Bid Note) prior to any transfer of this Competitive Bid Note.

      This Competitive Bid Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (the "Credit Agreement") dated as of December 4, 1992, among the Company, the Specified Subsidiaries party thereto, the Bank, and other banks referred to therein and Ibis Investments, Inc., as Bid Advance Agent. The Credit Agreement, among other things, (i) provides in Article III thereof for the making and maintaining of advances ("Competitive Bid Advances") by the Bank to the Company from time to time in an aggregate amount not to exceed at any time outstanding, together with the aggregate principal amount of Syndicated Advances (as defined in the Credit Agreement) outstanding at such time, the aggregate Commitment (as defined in the Credit Agreement) of all banks parties to the Credit Agreement and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                           CBI INDUSTRIES, INC.


Dated as of                              By:
(no Competitive Bid Advances made or
outstanding on the date hereof)          Title:

                             Competitive Note Grid

                ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL


                                  Amount of
      Amount            Maturity  Principal  Unpaid
      of       Type of  of        Paid or    Principal      Notation
Date  Advance  Advance  Advance   Prepaid    Balance        Made By
______________________________________________________________________________





















































                                             EXHIBIT 4.14(a)

                             [FORM OF TAX LETTER]

                   [To be sent in DUPLICATE and accompanied
                    by TWO executed copies of Form 1001 of
                         the Internal Revenue Service]

                              [Bank's Letterhead]

                   , 19


CBI Industries, Inc.
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268

Attention:  Treasurer

      Re:   Credit Agreement Dated as of December 4, 1992, with CBI
            Industries, Inc.

Dear Sirs:

      In connection with the Credit Agreement dated as of December 4, 1992, among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks named therein, and Ibis Investments, Inc., as Bid Advance Agent, we hereby represent and warrant that [name of Bank, address] is a [name of Country] corporation and is currently exempt from any U.S. federal withholding tax on payments to it from U.S. sources by virtue of compliance with the provisions of the Income Tax Convention between the United States and [name of Country] signed [date], [as amended]. Our fiscal year is the twelve months
ending [                   ].

      The undersigned (a) is a corporation organized under the laws of [
          ] whose registered business is managed or controlled in [
        ], (b) [does not have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States but the above Agreement is not effectively connected with such permanent establishment or fixed base], (c) is not exempt from tax on the
income in [                     ], and (d) is the beneficial owner of the
income.

      We enclose herewith two copies of Form 1001 of the U.S. Internal Revenue Service.

                           Yours faithfully,

                           [Name of Bank]


                           By:

                           Title:

                                             EXHIBIT 4.14(b)

                             [FORM OF TAX LETTER]

                   [To be sent in DUPLICATE and accompanied
                    by TWO executed copies of Form 4224 of
                         the Internal Revenue Service]

                              [Bank's Letterhead]



                   , 19


CBI Industries, Inc.
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268

Attention:  Treasurer

      Re:   Credit Agreement Dated as of December 4, 1992, with CBI
            Industries, Inc.

Dear Sirs:

      In connection with the Credit Agreement dated as of December 4, 1992, among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Banks named therein, and Ibis Investments, Inc., as Bid Advance Agent, we hereby represent and warrant that [name of Bank, address] is a corporation and is entitled to exemption from U.S. federal withholding tax on payments to it under the Agreement by virtue of Section 1441(c)(1) of the Internal Revenue Code of the United States of America and Treasury Regulation Section 1.1441-4(a) thereunder.

      We enclose herewith two copies of Form 4224 of the U.S. Internal Revenue Service.

                           Yours faithfully,

                           [Name of Bank]


                           By:

                           Title:

                                             EXHIBIT 4.16(f)



      THIS AGREEMENT, dated as of                  , 19    ("Agreement"),
between CBI Industries, Inc. (the "Company") and
  ("Successor Bank").

                             W I T N E S S E T H :

      WHEREAS, the Company, the Specified Subsidiaries party thereto, the several commercial banks parties thereto (the "Existing Banks") and Ibis Investments, Inc., as Bid Advance Agent, are parties to a Credit Agreement dated as of December 4, 1992 (as the same may have been or may hereafter be amended, supplemented, or otherwise modified, the "Credit Agreement");

      WHEREAS, Section 4.16 of the Credit Agreement provides that under certain circumstances described therein the Company may terminate the unused portion of the Commitment (as defined in the Credit Agreement) of an Existing Bank and one or more commercial banks may succeed to the Commitment of such Existing Bank and become a party to the Credit Agreement upon the execution of an agreement in substantially the form of this Agreement;

      WHEREAS, the Company has terminated or there have expired an aggregate
principal amount of Commitments equal to $               which have not
heretofore been replaced (the "Terminated Commitments"; the Bank[s] that [has] [have] maintained the Terminated Commitment[s] being [collectively] referred to as the "Terminated Bank[s]"); such Terminated Commitment[s] being on the date hereof utilized as follows:

                                               Last day of
                     Principal Amount        Interest Period

I     Unused Portion                         N/A

II    Syndicated Advances

Adjusted CD Rate Advances

Eurodollar Rate Advances

Base Rate Advances

III   Competitive Bid Advances


      [WHEREAS, the Company intends to prepay on the date hereof all outstanding Advances of the Terminated Bank[s];]

      WHEREAS, the Company desires the Successor Bank to become, and the Successor Bank is agreeable to becoming, a "Bank" for purposes of the Credit Agreement on the terms contained herein;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

      1. Benefits of Agreement. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall be a "Bank" for all purposes and shall be bound by the obligations and entitled to the benefits of the Credit Agreement as if the Successor Bank had been named on the signature pages thereof, provided that the Successor Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Advances outstanding on the date hereof and made by any Terminated Bank.

      2. Commitment of Successor Bank. The Company and the Successor Bank hereby agree that on and as of the date hereof the Successor Bank shall
succeed to $               of the Commitment[s] of the Terminated Bank[s],
which succession shall, with respect to [   % of] the unused portion of such
Terminated [Bank's] [Banks'] Commitment[s] be effective as the date hereof
and, with respect to [   % of] the remaining portion of such Terminated
[Bank's] [Banks'] Commitment[s] become effective as and when such Terminated [Bank's] [Banks'] Advances are repaid. [On the date hereof the Successor Bank shall extend to the Company the following Advances in the following amounts at the following interest rates with Interest Periods commencing on the date hereof and ending on the following dates:


                                                     Last day of
Type of Advance      Principal Amount        Rate    Interest Period



The above described Advances correspond [in aggregate amount to] [to    % of]
the outstanding Advances of the Terminated Bank[s] being prepaid on the date hereof.]

      3. Taxes. The Successor Bank (i) represents to the Company that [it is incorporated under the laws of the United States or a state thereof] [under applicable law and treaties no taxes will be required to be withheld by the Company with respect to any payments to be made to such Successor Bank in respect of the Advances], (ii) represents that it has furnished to the Company
(A) [a statement that it is incorporated under the laws of the United States or a state thereof] [a letter in duplicate in the form of Exhibit [4.14(a)] [4.14(b)] to the Credit Agreement and two duly completed copies of United States Internal Revenue Service Form [4224] [1001] [successor applicable form], certifying that such Successor Bank is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes], and (B) [an Internal Revenue Service Form [W-8] [W-9]] [successor applicable form] to establish an exemption from United States backup withholding tax, and (iii) agrees to provide the Company a new Form [1001] [4224] and Form [W-8] [W-9], or successor applicable form or other manner of certificate, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form [1001] [4224] that it is entitled to receive payment under the Credit Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form [W-8] [W-9] establishing exemption from United States backup withholding tax.

      4. Miscellaneous. (a) Capitalized terms used herein shall have the meanings defined in the Credit Agreement unless otherwise defined herein.

      (b) This Agreement may be executed in separate counterparts with the same effect as if the signatures thereto were upon one instrument.

      (c) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           CBI INDUSTRIES, INC.

                           By:

                           Title:


                           By:

                           Title:

                                             EXHIBIT 5.2(e)

                    [FORM OF OPINION OF COMPANY'S COUNSEL]


December 14, 1992


To each of the Banks parties
  to the Credit Agreement
  dated as of December 4, 1992
  among CBI Industries, Inc.,
  said Banks, and to IBIS INVESTMENTS, INC.
  as Bid Advance Agent

Gentlemen:

      This opinion is furnished to you pursuant to Section 5.2(e) of the Credit Agreement dated as of December 4, 1992 (the "Credit Agreement") among CBI Industries, Inc. (the "Company"), the Specified Subsidiaries party thereto, the Banks parties thereto, and Ibis Investments, Inc., as Bid Advance Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

      As Senior Vice President and General Counsel to the Company, I have participated in the preparation, execution, and delivery of the Credit Agreement. In that connection I have examined:

      1.    The Credit Agreement;

      2. The documents furnished by the Company pursuant to Section 5.2 of the Credit Agreement;

      3. The Subsidiary Guaranty and the documents furnished by the Subsidiaries party thereto pursuant to Section 5.5 of the Credit Agreement; and

      4. The opinion of even date herewith of Robert W. Dudley, Senior Vice President and General Counsel of Liquid Carbonic Industries Corporation.

      In addition, I have reviewed such of the corporate proceedings of the Company and its Subsidiaries, and have examined such documents, corporate records, certificates of public officials and of officers of the Company and its Subsidiaries, agreements, and other instruments as I have deemed necessary for the purpose of this opinion. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Bid Advance Agent, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed, or photostatic copies.

      To the extent that my opinion expressed below involves conclusions as to the matters set forth in the above-mentioned opinion of Robert W. Dudley, Esq., a copy of which is attached, I have assumed without independent investigation the correctness of the matters set forth therein.

      Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

      1. Each of the Company and its U.S. Restricted Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as now being conducted and to own its properties. Each of the Company and its U.S. Restricted Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which the failure to so qualify could reasonably be expected to have a materially adverse effect on the financial condition or operations of the Company and its Subsidiaries considered as a whole.

      2. The execution, delivery, and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company, the execution, delivery and performance of the Subsidiary Guaranty by each Subsidiary party thereto are within each such Subsidiary's corporate powers and have been duly authorized by all necessary corporate action on the part of each such Subsidiary, and such execution, delivery and performance do not, in any such case, (i) contravene, or constitute a default under, the certificate of incorporation or by-laws of the Company or any such Subsidiary, or any judgment, law, rule, or regulation known to me to be applicable to the Company or any such Subsidiary, or any indenture, mortgage, deed of trust, or other material agreement or instrument by which the Company or any of its Subsidiaries is bound or (ii) result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Company or any of its Subsidiaries. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Company and the Subsidiary Guaranty has been duly executed and delivered by each Subsidiary party thereto.

      3. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, and performance (a) by the Company of the Credit Agreement and the Notes or (b) by any Subsidiary of the Subsidiary Guaranty.

      4. The Credit Agreement and the Notes are valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      5. The Subsidiary Guaranty is the legal, valid and binding obligation of each Subsidiary which is a party thereto enforceable against each such Subsidiary in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      6. There is no pending or, to the best of my knowledge, threatened action or proceeding against the Company or any of its Subsidiaries before any Governmental Authority which is likely to have a materially adverse effect upon the financial condition or operations of the Company and its Subsidiaries considered as a whole which has not been previously disclosed or which purports to affect the legality, validity, or enforceability of the Credit Agreement, the Notes or the Subsidiary Guaranty.

      I am aware that Mayer, Brown & Platt will rely upon the opinions set forth in paragraphs 1, 2, and 3 of this opinion in rendering their opinion furnished pursuant to Section 5.2(f) of the Credit Agreement and consent thereto.

                           Very truly yours,



                           Charles O. Ziemer
                           Senior Vice President and General Counsel

                                             EXHIBIT 5.2(f)

                  [FORM OF OPINION OF BANK'S SPECIAL COUNSEL]


To Each of the Banks Listed
on Schedule A attached hereto

Ladies and Gentlemen:

      We have acted as special counsel to the banking institutions listed on Schedule A hereto in connection with the preparation, execution, and delivery of the Credit Agreement dated as of December 4, 1992 (the "Credit Agreement") among CBI Industries, Inc., a Delaware corporation, (the "Company"), the Specified Subsidiaries party thereto, the Banks party thereto (the "Banks"), and Ibis Investments, Inc., as Bid Advance Agent. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to those terms in the Credit Agreement.

      In this connection, we have examined the following documents:

      (1)   An executed Credit Agreement;

      (2)   The Notes delivered to the Banks by the Company pursuant to
            Section 5.2(a) of the Credit Agreement (the Credit Agreement and the Notes are hereinafter collectively referred to as the "Loan Documents");

      (3)   The Subsidiary Guaranty executed by various subsidiaries; and

      (4) The opinion of even date herewith of Charles O. Ziemer, Esq., Senior Vice President and General Counsel of the Company.

      In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity of the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks and the Bid Advance Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement.

      To the extent that our opinion expressed below involves conclusions as to the matters set forth in the above-mentioned opinion of Charles O. Ziemer, Esq., we have assumed without independent investigation the correctness of the matters set forth therein.

      Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the following opinion:

      1. The legal opinion of Charles O Ziemer, Esq. is substantially responsive to the requirements of Section 5.2(e) of the Credit Agreement.

      2.    The Notes are substantially responsive to the requirements of
            Section 5.2(a) of the Credit Agreement.

      3. The Loan Documents are the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

      4. The Subsidiary Guaranty is the legal, valid and binding obligation of each Subsidiary which is a party thereto, enforceable against each such Subsidiary in accordance with its terms.

      Our opinions expressed in Paragraphs 3 and 4 above are subject to the following qualifications:

      (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting the enforcement of creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a borrower to perform covenants. Such principles applied by a court might include a requirement that the creditor act with reasonableness and in good faith. Furthermore, a court may refuse to enforce a covenant where a court deems such covenant to be violative of applicable public policy.

      (b) Certain provisions of the each of the Credit Agreement and the Subsidiary Guaranty may be unenforceable in whole or in part under the laws of the State of Illinois, but the inclusion of such provisions does not affect the validity of the each of the Credit Agreement and the Subsidiary Guaranty, and, except as set forth in subparagraph (a) above, theeach of the Credit Agreement and Subsidiary Guaranty contains adequate provisions for the practical realization of the benefits intended thereby.

      (c) Our opinion expressed above is limited to the law of the State of Illinois and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

      We understand that copies of this opinion will be delivered to (certain Banks not listed on Schedule A), and such Banks may rely on this opinion as if it were addressed to them.

                           Very truly yours,

                           MAYER, BROWN & PLATT

                                  Schedule A

Bank of America National Trust              Chemical Bank
and Savings Association                     270 Park Avenue
1850 Gateway Boulevard                      New York, New York 10017
Concord, California 94520

Continental Bank N.A.                       ABN-AMRO Bank, N.V.
231 South LaSalle Street                    135 S. LaSalle Street
Chicago, Illinois 60697                     Chicago, Illinois 60603

Royal Bank of Canada                        Barclays Bank PLC
33 N. Dearborn Street                       200 W. Madison
Suite 2300                                  Chicago, Illinois 60606
Chicago, Illinois 60602

Harris Trust and Savings Bank               Credit Lyonnais
115 S. LaSalle Street                       227 W. Monroe Street
12th Floor West                             Chicago, Illinois 60606
Chicago, Illinois 60603

The Northern Trust Company                  Societe Generale
50 South LaSalle Street                     181 W. Madison Street
Chicago, Illinois 60675                     Chicago, Illinois 60602


The First National Bank of Chicago          Gulf International Bank
One First National Plaza                    380 Madison Avenue
Chicago, Illinois 60670                     New York, New York 10017

(Certain Banks may be deleted from
Schedule A)

                                                      EXHIBIT 5.4(b)(1)

                                SYNDICATED NOTE

$

      FOR VALUE RECEIVED, the undersigned, [NAME OF SPECIFIED SUBSIDIARY], a corporation (the "Company"), HEREBY PROMISES TO PAY to the order of [NAME OF BANK] (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement, as hereinafter defined) the principal amount of each Syndicated Advance (as defined below) made by the Bank to the Company pursuant to the Credit Agreement on the last day of the Interest Period (as defined in the Credit Agreement) for such Syndicated Advance. The Company promises to pay interest on the unpaid principal amount of each Syndicated Advance from the date of such Syndicated Advance until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Bank not later than 12:00 noon (Chicago time) on the date when due at its Applicable Lending Office in immediately available funds. All Syndicated Advances made by the Bank to the Company and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and shall be endorsed on the grid attached hereto (which is part of this Syndicated Note) prior to any transfer of this Syndicated Note.

      This Syndicated Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (the "Credit Agreement") dated as of December 4, 1992, as amended, among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Bank, the other banks referred to therein, and Ibis Investments, Inc. as Bid Advance Agent, and the Specified Subsidiary Agreement of even date herewith executed by the Company pursuant to which the Company agreed to be bound by the terms of the Credit Agreement. The Credit Agreement, among other things, (i) provides in Section 1.4 thereof for the making and maintaining of advances by the Bank to the Company from time to time in an aggregate amount not to exceed at any time outstanding the maximum amount of Permitted Advances (as defined in the Credit Agreement) available to the Company pursuant to Section 1.4 of the Credit Agreement and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                           [NAME OF SPECIFIED SUBSIDIARY]


Dated as of                      By:

                             Syndicated Note Grid
                             [Name of Subsidiary]

                ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                  Amount of
      Amount            Maturity  Principal  Unpaid
      of       Type of  of        Paid or    Principal      Notation
Date  Advance  Advance  Advance   Prepaid    Balance        Made By
______________________________________________________________________________




















































                                             EXHIBIT 5.4(b)(2)

                             COMPETITIVE BID NOTE

$300,000,000

      FOR VALUE RECEIVED, the undersigned, [NAME OF SPECIFIED SUBSIDIARY], a corporation (the "Company"), HEREBY PROMISES TO PAY to the order of [NAME OF BANK] (the "Bank") for the account of its Competitive Bid Lending Office (as defined in the Credit Agreement, as hereinafter defined) the principal amount of each Competitive Bid Advance (as defined below) made by the Bank to the Company pursuant to the Credit Agreement on the last day of the Interest Period (as defined in the Credit Agreement) for such Competitive Bid Advance. The Company promises to pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Bank not later than 12:00 noon (Chicago time) on the date when due at its Competitive Bid Lending Office in immediately available funds. All Competitive Bid Advances made by the Bank to the Company and the respective maturities thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and shall be endorsed on the grid attached hereto (which is part of this Competitive Bid Note) prior to any transfer of this Competitive Bid Note.

      This Competitive Bid Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (the "Credit Agreement") dated as of December 4, 1992, as amended, among CBI Industries, Inc., the Specified Subsidiaries party thereto, the Bank, the other banks referred to therein, and Ibis Investments, Inc. as Bid Advance Agent, and the Specified Subsidiary Agreement of even date herewith executed by the Company pursuant to which the Company agreed to be bound by the terms of the Credit Agreement.
The Credit Agreement, among other things, (i) provides in Section 1.4 thereof for the making and maintaining of advances by the Bank to the Company from time to time in an aggregate amount not to exceed at any time outstanding the maximum amount of Permitted Advances (as defined in the Credit Agreement) available to the Company pursuant to Section 1.4 of the Credit Agreement and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                           [NAME OF SPECIFIED SUBSIDIARY]


Dated as of
By:

                             Competitive Note Grid
                             [Name of Subsidiary]

                ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

                                  Amount of
      Amount            Maturity  Principal  Unpaid
      of       Type of  of        Paid or    Principal      Notation
Date  Advance  Advance  Advance   Prepaid    Balance        Made By
______________________________________________________________________________




















































                                             EXHIBIT 5.4(h)

                                    [Date]

To each of the Banks parties
  to the Credit Agreement dated
  December 4, 1992, as amended,
  among CBI Industries, Inc., said
  Banks, and Ibis Investments, Inc.
  as Bid Advance Agent

Gentlemen:

      This opinion is furnished to you pursuant to Section 5.4(b) of the Credit Agreement dated as of December 4, 1992, as amended (the "Credit Agreement") among CBI Industries, Inc. (the "Company"), the Specified Subsidiaries party thereto, the Banks parties thereto, and Ibis Investments, Inc. as Bid Advance Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

      As Senior Vice President and General Counsel to the Company, I have participated in the preparation, execution, and delivery of the Specified
Subsidiary Agreement and the Notes dated as of                 executed by
[Name of Subsidiary] (the "Applicable Subsidiary"). In that connection I have examined:

      1.    The Credit Agreement;

      2.    The Specified Subsidiary Agreement; and

      2.    The documents furnished pursuant to Section 5.4 of the Credit
            Agreement.

      In addition, I have reviewed such of the corporate proceedings of the Company and the Applicable Subsidiary, and have examined such documents, corporate records, certificates of public officials and of officers of the Company and the Applicable Subsidiary, agreements, and other instruments as I have deemed necessary for the purpose of this opinion. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Bid Advance Agent, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed, or photostatic copies.

      I am qualified to practice law in the State of Illinois and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware, and the Federal laws of the United States.

      Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

      1. The Applicable Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation and has the corporate power and authority to carry on its business as now being conducted and to own its properties. The Applicable Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

      2. The execution, delivery, and performance by the Applicable Subsidiary of the Specified Subsidiary Agreement and its Notes are within such Applicable Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene, or constitute a default under, such Applicable Subsidiary's certificate of incorporation or by-laws, or any judgment, law, rule, or regulation known to me applicable to the Applicable Subsidiary, or any indenture, mortgage, deed of trust, or other material agreement or instrument by which the Applicable Subsidiary is bound or (ii) result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Applicable Subsidiary . The Specified Subsidiary Agreement and the Notes have been duly executed and delivered on behalf of the Applicable Subsidiary.

      3. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery, and performance by the Applicable Subsidiary of the Specified Subsidiary Agreement and the Notes.

      4. The Specified Subsidiary Agreement and the applicable Notes are valid and legally binding obligations of the Applicable Subsidiary enforceable against the Applicable Subsidiary in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      5. There is no pending or, to the best of my knowledge, threatened action or proceeding against the Applicable Subsidiary before any Governmental Authority which purports to affect the legality, validity, or enforceability of the Credit Agreement, the Specified Subsidiary Agreement, or the applicable Notes.

                           Very truly yours,



                           Charles O. Ziemer
                           Senior Vice President and General Counsel

                                             EXHIBIT 5.5

                              SUBSIDIARY GUARANTY

      THIS GUARANTY dated as of December 4, 1992, is executed in favor of the Banks which are parties to the Credit Agreement referred to below.

                             W I T N E S S E T H:

      WHEREAS, CBI Industries, Inc. (the "Company") has entered into a Credit Agreement dated as of even date herewith (as amended or otherwise modified from time to time, the "Credit Agreement") with certain financial institutions (collectively the "Banks") and individually each a "Bank") and Ibis Investments, Inc., as Bid Advance Agent, pursuant to which the Banks have agreed to make advances to the Company and various subsidiaries thereof; and

      WHEREAS, the Company has guaranteed all obligations of its subsidiaries in connection with any borrowings by such subsidiaries under the Credit Agreement; and

      WHEREAS, each Guarantor (as a Subsidiary of the Company) and the Company share some common interests as members of a group of companies; and

      WHEREAS, each of the undersigned will benefit, directly or indirectly, from the making of advances pursuant to the Credit Agreement and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby jointly and severally unconditionally, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Company to each of the Banks under or in connection with the Credit Agreement and the Notes (as defined in the Credit Agreement), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations, including (without limitation) all obligations under Article XI of the Credit Agreement, being herein collectively called the "Liabilities"); provided, however, that the liability of each of the undersigned hereunder shall be limited to the maximum amount of the Liabilities which such undersigned may guaranty without violating any fraudulent conveyance or fraudulent transfer law (plus all costs and expenses paid or incurred by any Bank in enforcing this Guaranty against such undersigned).

      This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect
(notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time no Liabilities are outstanding) until all Commitments (as defined in the Credit Agreement) have terminated and all Liabilities have been finally paid in full.

      The undersigned further agree that if at any time all or any part of any payment theretofore applied by any Bank to any of the Liabilities is or must be rescinded or returned by such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company, any Specified Subsidiary (as defined in the Credit Agreement) or any of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Bank, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by such Bank had not been made.

      Any Bank may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions without affecting the rights of the Banks or the obligations of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Liabilities when due, whether or not such Bank shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

      Any amounts received by any Bank from whatever source on account of the Liabilities may be applied by it toward the payment of the Liabilities; and, notwithstanding any payments made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of any Bank until such time as this Guaranty shall have been discontinued as to all of the undersigned and the Banks shall have received payment of the full amount of all liabilities of all of the undersigned hereunder.

      The undersigned hereby expressly waive: (a) notice of the acceptance by any Bank of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

      Each of the undersigned further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by any Bank in endeavoring to collect the Liabilities of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.

      Subject to the provisions of the Credit Agreement, any Bank may from time to time, without notice to the undersigned (or any of them), assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or tranferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Bank.

      No delay on the part of any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Banks except as expressly set forth in a writing duly signed and delivered on behalf of the Banks. No action of any Bank permitted hereunder shall in any way affect or impair the rights of any Bank or the obligations of the undersigned under this Guaranty.

      This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that the Company or any of the undersigned is either a partnership or a corporation, all references herein to the Company and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

      This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty. At any time after the date of this Guaranty, one or more additional persons or entities may become parties hereto by executing and delivering to the Banks counterparts of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all of the terms of, this Guaranty.

      ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE OPTION OF ANY BANK, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANKS AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OF THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH UNDERSIGNED HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

      IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                           [SUBSIDIARY]

                           By:
Address:                   Title:





                           [SUBSIDIARY]

                           By:
Address:                   Title:






                           [SUBSIDIARY]

                           By:
Address:                   Title:







                           The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:




                           By:
Address:                   Title:

                                             EXHIBIT 7.18


                 LIST OF SUBSIDIARIES FOR SUBSIDIARY GUARANTY


Chicago Bridge and Iron Technical Services Company

Fairmac Realty Corp.

Indelco Inc.

Integrated Drilling and Exploration, Inc.

Liquid Carbonic Carbon Dioxide Corporation

Liquid Carbonic Industrial/Medical Corporation

Liquid Carbonic Industries Corporation

Liquid Carbonic Specialty Gas Corporation

MQS Inspection, Inc.

                                             EXHIBIT 10.8

                         Contingency Agent Provisions

      1. General. Each Bank hereby irrevocably authorizes the Contingency Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Contingency Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Contingency Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist against the Contingency Agent.

      2. Delegation of Duties. The Contingency Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Contingency Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      3. Exculpatory Provisions. Neither the Contingency Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates shall be (i) liable to any Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations, or warranties made by the Company, any Specified Subsidiary, or any officer of any thereof contained in this Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Contingency Agent under or in connection with, this Agreement or the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or for any failure of the Company or any Specified Subsidiary to perform its obligations hereunder. The Contingency Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in this Agreement, or to inspect the properties, books, or records of the Company or any Specified Subsidiary.

      4. Reliance by Contingency Agent. The Contingency Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, or teletype message, statement, order, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Specified Subsidiary), independent accountants, and other experts selected by the Contingency Agent. The Contingency Agent shall be fully justified in failing or refusing to take any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      5. Non-Reliance on Contingency Agent and Other Banks. Each Bank expressly acknowledges that neither the Contingency Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates has made any representations or warranties to it and that no act by the Contingency Agent hereinafter taken, including any individual review of the affairs of the Company or any Specified Subsidiary, shall be deemed to constitute any representation or warranty by the Contingency Agent to any Bank. Each Bank represents to the Contingency Agent that it has, independently and without reliance upon the Contingency Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial, and other condition and credit-worthiness of the Company and its Subsidiaries and made its own decision to make its loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Contingency Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and credit-worthiness of the Company and its Subsidiaries. Except for notices expressly required to be furnished to the Banks by the Contingency Agent hereunder, the Contingency Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial, and other condition and credit-worthiness of the Company or any Subsidiary. Except for notices expressly required to be furnished to the Banks by the Contingency Agent hereunder, the Contingency Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial, and other condition or credit-worthiness of the Company or any Subsidiary, including information of a Default or Event of Default, which may come into the possession of the Contingency Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates.

      6. Indemnification. The Banks agree to indemnify the Contingency Agent in its capacity as such (to the extent not reimbursed by the Company or any Subsidiary and without limiting the obligation of the Company or any Subsidiary to do so), ratably according to their respective Commitments in effect (or, if the Commitments are no longer in effect, according to the respective unpaid principal amount of the Advances) on the date of incurrence by the Contingency Agent of an indemnifiable cost hereunder, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever, which may at any time (including without limitation at any time following the payments of the Advances) be imposed on, incurred by, or asserted against the Contingency Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Contingency Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting solely from the Contingency Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Advances and all other amounts payable hereunder.

      7. Contingency Agent in Its Individual Capacity. The Contingency Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Company and its Subsidiaries as though the Contingency Agent were not the Contingency Agent hereunder.
With respect to its Advances made by it, the Contingency Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Contingency Agent, and the terms "Bank" and "Banks" shall include the Contingency Agent in its individual capacity.

      8. Successor Contingency Agent. The Contingency Agent may resign as Contingency Agent upon 30 days' notice thereof to the Company and the Banks. The Contingency Agent shall resign as Contingency Agent upon 30 days' notice from the Majority Banks to the Contingency Agent requesting such resignation. If the Contingency Agent shall or shall be notified to resign as Contingency Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, power, and duties of the Contingency Agent, and the term "Contingency Agent" shall mean such successor agent effective upon its appointment, and the former Contingency Agent's rights, powers, and duties as Contingency Agent shall be terminated, without any other or further act or deed on the part of such former Contingency Agent or any of the parties to this Agreement. After any retiring Contingency Agent's resignation hereunder as Contingency Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Contingency Agent under this Agreement. Anything contained in this Agreement to the contrary notwithstanding, if a successor agent is appointed as a result of the resignation of the Contingency Agent pursuant to the second sentence of this Section, then the costs incurred by such successor agent (including the reasonable fees of counsel to such successor agent) in connection with its preparation to perform its obligations hereunder in such capacity shall be paid by those Banks which shall have delivered the applicable resignation notice to the Contingency Agent and the Company.